FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

$334,094,000
(Approximate)

Alliance Bancorp
Servicer and Sponsor

Alliance Securities Corp.
Depositor

Alliance Bancorp Trust 2007-OA1
Issuing Entity
Mortgage Backed Pass-Through Certificates, Series 2007-OA1
You should consider carefully the risk factors beginning on page 10 in this free writing prospectus.
The Issuing Entity

The issuing entity will be a trust consisting of a pool of adjustable-rate, first-lien, one-to-four family residential mortgage loans which may be subject to negative amortization.

The issuing entity will issue fifteen classes of certificates, twelve of which are offered under this free writing prospectus.

Credit Enhancement

The offered certificates will have credit enhancement in the form of excess interest, overcollateralization and subordination of certain classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this free writing prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Barclays Capital Inc.
The date of this Free Writing Prospectus is May 25, 2007.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Important notice about information presented in this free writing prospectus and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

The Depositor’s principal offices are located at 1000 Marina Boulevard, Suite 100, Brisbane, California 94005 and its phone number is (650) 952-1000.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR AND THE SERVICER
PERMITTED INVESTMENTS
YIELD ON THE CERTIFICATES
DESCRIPTION OF THE CERTIFICATES
POOLING AND SERVICING AGREEMENT
SERVICING OF MORTGAGE LOANS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAX CONSEQUENCES
SECONDARY MARKET
LEGAL OPINIONS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
ERISA CONSIDERATIONS
AVAILABLE INFORMATION
GLOSSARY
ANNEX I
ANNEX II

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire free writing prospectus and the accompanying prospectus. A glossary is included at the end of this free writing prospectus. Capitalized terms used but not defined in the glossary at the end of this free writing prospectus have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Alliance Bancorp Trust 2007-OA1.
Title of Series	Alliance Securities Corp., Mortgage Backed Pass-Through Certificates, Series 2007-OA1.
Cut-off Date	May 1, 2007.
Closing Date	May 30, 2007.
Mortgage Loans	The mortgage loans will be adjustable-rate, first-lien, one-to-four family residential mortgage loans which may be subject to negative amortization.
Depositor	Alliance Securities Corp., an affiliate of Alliance Bancorp.
Sponsor	Alliance Bancorp.
Servicer	Alliance Bancorp.
Subservicer and Backup Servicer	GMAC Mortgage, LLC.
Securities Administrator	Wells Fargo Bank, N.A.
Master Servicer	Wells Fargo Bank, N.A.
Trustee	Deutsche Bank National Trust Company.
Custodian	Deutsche Bank National Trust Company.
Distribution Date	Distributions on the offered certificates will be made on the 25th day of each month or, if the 25th day is not a business day, on the next business day, beginning in June 2007.
Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances are set forth in the table below.

Offered Certificates
Class	Pass-Through Rate	Initial Certificate Principal Balance *	Initial Rating (S&P/Moody’s)	Designation
Class A Certificates:
A-1	Adjustable Rate	$166,387,000	AAA/Aaa	Super Senior/Adjustable Rate
A-2	Adjustable Rate	$69,328,000	AAA/Aaa	Mezzanine Senior /Adjustable Rate
A-3	Adjustable Rate	$41,597,000	AAA/Aaa	Junior Senior/ Adjustable Rate
Total Class A Certificates:		$277,312,000
Class M Certificates:
M-1	Adjustable Rate	$21,011,000	AA+/Aaa	Mezzanine/Adjustable Rate
M-2	Adjustable Rate	$12,156,000	AA/Aa1	Mezzanine/Adjustable Rate
M-3	Adjustable Rate	$3,473,000	AA-/Aa1	Mezzanine/Adjustable Rate
M-4	Adjustable Rate	$5,556,000	A+/Aa2	Mezzanine/Adjustable Rate
M-5	Adjustable Rate	$3,300,000	A/Aa3	Mezzanine/Adjustable Rate
M-6	Adjustable Rate	$2,257,000	A-/A1	Mezzanine/Adjustable Rate
M-7	Adjustable Rate	$3,299,000	BBB+/A2	Mezzanine/Adjustable Rate
M-8	Adjustable Rate	$2,258,000	BBB/A3	Mezzanine/Adjustable Rate
M-9	Adjustable Rate	$3,472,000	BBB-/Baa1	Mezzanine/Adjustable Rate
Total Class M Certificates:		$56,782,000
Total offered certificates:		$334,094,000

* The initial certificate principal balances provided in this free writing prospectus are approximate and are subject to a variance of plus or minus 10%.

Other Information:

Class A Certificates and Class M Certificates:

The pass-through rate on the Class A Certificates and Class M Certificates will be equal to the lesser of:

(1)	one-month LIBOR plus the related certificate margin set forth below; and

(2)	a per annum rate equal to the available funds cap rate as described in this free writing prospectus.

Certificate Margin

Class	(1)	(2)
A-1	[_._]%	[_._]%
A-2	[_._]%	[_._]%
A-3	[_._]%	[_._]%
M-1	[_._]%	[_._]%
M-2	[_._]%	[_._]%
M-3	[_._]%	[_._]%
M-4	[_._]%	[_._]%
M-5	[_._]%	[_._]%
M-6	[_._]%	[_._]%
M-7	[_._]%	[_._]%
M-8	[_._]%	[_._]%
M-9	[_._]%	[_._]%
______
(1) Initially.
(2) On and after the step-up date as described in this free writing prospectus.

The Issuing Entity

The certificates will be issued by Alliance Bancorp Trust 2007-OA1, a New York common law trust, pursuant to a pooling and servicing agreement dated as of May 1, 2007 among the depositor, the securities administrator, the master servicer, the servicer, the back-up servicer and the trustee. On the closing date, the depositor will deposit the mortgage loans into the issuing entity. Alliance Bancorp Trust 2007-OA1 will issue fifteen classes of certificates, twelve of which are offered by this free writing prospectus.

The certificates represent in the aggregate the entire beneficial ownership interest in the issuing entity. Distributions of interest and/or principal on the offered certificates will be made only from payments received from the issuing entity as described below.

The Class CE, Class R-X, and Class R Certificates are not offered by this free writing prospectus and will initially be retained by the sponsor or one of its affiliates.

See “Description of the Certificates” in this free writing prospectus.

The Mortgage Loans

The trust will initially contain approximately 843 adjustable-rate, first-lien, one-to-four family residential mortgage loans, which may be subject to negative amortization, secured by first liens on one- to four-family residential real properties. The mortgage loans have an aggregate principal balance of approximately $347,292,190 as of the cut-off date. All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus are subject to a variance of plus or minus 10%.

Substantially all of the mortgage loans have an initial fixed-rate period of one month. The index for substantially all of the mortgage loans will be One-Year MTA, which is the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

While the interest rate on substantially all of the mortgage loans will adjust monthly (in most cases after an initial fixed-rate period), the minimum monthly payment on each such mortgage loan generally will only adjust annually while the mortgage loans will generally not begin to adjust for a period between one and five years. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that mortgage loan in the form of negative amortization. See “The Mortgage Pool” in this free writing prospectus.

The interest rate on each mortgage loan will be adjusted monthly, in most cases after an initial fixed-rate period, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under “The Mortgage Pool” in this free writing prospectus and Schedule A, which is attached to and is part of this free writing prospectus. The related index is as described under “The Mortgage Pool—Index on the Mortgage Loans” in this free writing prospectus.

The following table summarizes the approximate characteristics of all of the mortgage loans as of the cut-off date:

Range of current mortgage rates (approximate):	7.625% to 10.250%
Weighted average current mortgage rate (approximate):	8.903%
Weighted average remaining term to stated maturity (approximate):	357 months
Range of outstanding principal balances (approximate):	$9,158 to $1,511,568
Average outstanding principal balance (approximate):	$411,972
Range of original loan-to-value ratios (approximate):	31.21% to 95.00%
Weighted average of original loan-to-value ratios (approximate):	78.58%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this free writing prospectus.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the trustee has actual knowledge that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, either repurchase such mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

The Class A Certificates and Class M Certificates

Priority of Distributions. In general, on any distribution date, funds constituting the interest funds and available for distribution from payments and other amounts received on the mortgage loans after the payment of certain fees and expenses will be distributed in the following order:

Interest Distributions

first, to pay current interest and any previously unpaid interest, concurrently and pro rata, on the Class A Certificates; and

second, to pay current interest, sequentially, on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order of priority.

On each distribution date, interest accrued on each class of interest bearing certificates will be reduced by such class’ share of (i) net deferred interest on the mortgage loans for that distribution date, (ii) prepayment interest shortfalls on the mortgage loans not covered by compensating interest paid by the subservicer servicer or the master servicer and (iii) interest shortfalls on the mortgage loans as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws.

Principal Distributions

Amounts constituting the principal distribution amount will be used to pay principal on these certificates (including the payment of amounts to maintain or restore overcollateralization), but only in the order of priority and in the amounts described in this free writing prospectus.

Net Monthly Excess Cashflow Distributions

Amounts available after distributions of interest and principal as described above will be the net monthly excess cashflow and will be used for various purposes, including maintaining the required level of overcollateralization and making distributions for reimbursement of losses and certain unpaid interest shortfalls.

See “Description of the Certificates” in this free writing prospectus for additional information.

Net Deferred Interest

For any distribution date, the amount of the net deferred interest that will be allocated to the classes of the Class A Certificates and Class M Certificates will equal the excess, if any, of:

•	the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date over

•
the amount of principal collections and subsequent recoveries received on the mortgage loans during the prepayment period and due period related to that distribution date. This amount is referred to as the “net deferred interest”.

For any distribution date, net deferred interest on the mortgage loans will be allocated to each class of offered certificates in an amount equal to the excess, if any, of:

•	the amount of interest accrued on the class of certificates at its pass-through rate during the accrual period related to that distribution date, over

•	the amount of current interest that would have accrued had the pass-through rate for that class of certificates equaled the adjusted cap rate for that distribution date.

The net deferred interest allocated to a class of certificates will be added as principal to the outstanding certificate principal balance of such class of certificates.

See “Description of the Certificates—Allocation of Net Deferred Interest” in this free writing prospectus for additional information.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess spread, overcollateralization and the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

As of the closing date, the aggregate principal balance of the mortgage loans will exceed the aggregate certificate principal balance of the offered certificates in an amount equal to approximately 3.80% of the aggregate principal balance of the mortgage loans as of the cut-off date.

See “Description of the Certificates—Overcollateralization Provisions,” “—Subordination” and “—Allocation of Losses” in this free writing prospectus.

Advances

The subservicer will make cash advances with respect to delinquent payments of scheduled minimum payments on the mortgage loans, in general, to the extent that the subservicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the subservicer fails to make any required advances, the servicer will be obligated to do so, as described in this free writing prospectus. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Master Servicing Fee and Servicing Fee

The master servicer will be entitled to any interest or other income earned on funds held in the certificate account. Additionally the master servicer will be entitled to a master servicing fee payable at a rate of 0.0125% per annum. The master servicer will pay the securities administrator, the custodian and the trustee from its fee.

With respect to each mortgage loan, the servicer shall be entitled to accrued interest at the servicing fee rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The servicing fee consists of servicing and other related compensation payable to the servicer. On each mortgage loan, the servicing fee rate is equal to 0.375% per annum. Such fee shall be payable monthly. The servicer will pay the subservicer fee from its fee.

Optional Termination

At its option, the servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates on any distribution date that the aggregate stated principal balance of the mortgage loans remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the servicer does not exercise its option to purchase the mortgage loans, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates on any distribution date that the aggregate stated principal balance of the mortgage loans, remaining in the trust has been reduced to less than or equal to 1% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

In addition, if the servicer does not exercise its option to purchase the mortgage loans, the pass-through rate on the Class A Certificates and Class M Certificates will increase as provided in this free writing prospectus.

See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Federal Income Tax Consequences

Elections will be made to treat the trust (other than the available funds shortfall reserve fund) as comprising two or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this free writing prospectus.

Ratings

When issued, the offered certificates will receive the ratings set forth on page 5 of this free writing prospectus. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this free writing prospectus.

Legal Investment

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute “mortgage related securities” for purposes of SMMEA.

The Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this free writing prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by, or with the assets of, employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Internal Revenue Code, each of which is also referred to in this free writing prospectus as a Plan. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

See “ERISA Considerations” in this free writing prospectus.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Sponsor and Servicer and its Parent Have Breached Certain Covenants Under Their Respective Financing Arrangements

Recent conditions in the mortgage market have adversely affected the finances of the sponsor. During the fourth quarter of 2006, the sponsor experienced a decline of value of the mortgage loans that it was holding in its portfolio for sale. In addition, the sponsor experienced an increase in delinquencies with respect to mortgage loans with early payment default provisions that it had sold in whole loan transactions which resulted in an increase in repurchase requests.

During the first five months of 2007, mortgage loans that were being held in the sponsor’s portfolio for sale suffered additional price deterioration, and the losses incurred from their subsequent sale resulted in a reduction of the operating cash of the sponsor. At the same time, the sponsor’s warehouse lenders requested that the sponsor pay down the outstanding balance of the related warehouse lines of credit in connection with certain seasoned mortgage loans. Moreover, the sponsor had to repurchase an unexpectedly high number of mortgage loans due to repurchase requests resulting from early payment defaults on mortgage loans which were sold in previous whole loan transactions. These factors put a strain on the sponsor’s liquidity starting in February of 2007.

Between February 1, 2007 and May 15, 2007, to help the sponsor overcome its liquidity issues, certain members of the board of directors loaned approximately $62 million dollars to ARH Mortgage, Inc. the parent company of Alliance Bancorp, Inc. (formerly known as United Financial Mortgage Corp.) and Alliance Mortgage Investments, Inc. (“AMI”), the parent company of the sponsor. The funds were used to make capital contributions to its subsidiaries to honor the repurchase requests and pay down certain warehouse lines of credit as well as to pay other operating expenses.

On or before May 11, 2007, the sponsor and its affiliates obtained various waiver letters for or forbearances related to defaults and events of default with respect to certain breaches of covenants under several of the sponsor’s and its affiliates’ warehouse lines of credit. The earliest of these waivers or forbearances will expire on May 31, 2007 or an earlier date under certain forbearance agreements if certain trigger events specified in such agreements occur. With respect to the lenders, the sponsor is required to fulfill various obligations by May 31, 2007. The sponsor is confident that such obligations will be fulfilled within the required time frame. However, there can be no assurance that the sponsor or its affiliate will be able to do so. If the sponsor or its affiliate is unable to do so, an event of default will occur enabling the related lender to exercise its rights under the related warehouse line of credit, including the termination thereof. The sponsor is also in breach of various other covenants with respect to its warehouse lines of credit which it believes not to be material. However, the related lender could use these breaches to exercise its rights under the related warehouse line of credit, including the termination thereof. Any default on a warehouse line may trigger cross-default provisions with respect to other warehouse lines and covenants of other debt agreements of the sponsor.

The failure of the sponsor to fulfill its obligations under its warehouse lines on a timely basis or to receive a claim of a breach of a covenant as described in the preceding paragraph will adversely affect its ability to retain sufficient liquidity to repurchase assets from the issuing entity in respect of any breaches of representations and warranties and to maintain its current business practices. In the event the sponsor is unable to repurchase such mortgage loans, those mortgage loans will remain in the trust, notwithstanding the breaches. As a result, delinquencies and losses on the mortgage loans may be greater, and the yield on your certificates lower, than would otherwise be the case. In addition, the sponsor may not be able to perform its responsibilities as servicer. See “Failure Of Servicer To Perform May Adversely Affect Distributions On Certificates” below.

Please see the risk factors “Bankruptcy of the Sponsor May Affect the Closing of this Transaction,” "Bankruptcy of the Depositor or the Sponsor May Delay or Reduce Collections on the Mortgage Loans" and "Bankruptcy Of Other Parties May Adversely Affect Distributions On Certificates" below, for a description of additional risks associated with the failure of the sponsor to fulfill its obligations under its warehouse lines on a timely basis or to receive a claim of a breach of a covenant as described in the second preceding paragraph.

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Negative Amortization of the Mortgage Loans Will Affect the Yield on and Weighted Average Lives of the Offered Certificates.

The interest rates on substantially all of the mortgage loans adjust monthly after an initial fixed rate period of one month, but their minimum monthly payments adjust less frequently, subject to maximum interest rates, payments caps and other limitations. The initial interest rates on most of the mortgage loans are lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan. In addition, the initial fixed interest rate may be very low, resulting in significant negative amortization during such initial period.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more slowly. Further, if a mortgage loan accrues Deferred Interest during a due period, it will reduce the amount of interest available to be distributed as cash on the classes of certificates on the related distribution date. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date or tenth payment adjustment date of a mortgage loan, as applicable, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the offered certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying principal payments received on the mortgage loans to interest distributions on those offered certificates. For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans may reduce the amount payable to the offered certificates as described in this free writing prospectus. The net deferred interest will be allocated to the offered certificates as described in this free writing prospectus. Allocations of net deferred interest could, as a result, affect the weighted average life of a class of certificates. Only the amount by which the payments of scheduled and unscheduled principal received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans will be distributed as a principal distribution on the offered certificates. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the offered certificates.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Class M Certificates, will receive regular payments of interest and principal. However, there is no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay the certificates as a result of delinquencies or defaults on the mortgage loans. On the closing date, the initial amount of overcollateralization will approximately equal the initial overcollateralization target amount of approximately 3.80% of the aggregate stated principal balance of the mortgage loans as of the cut-off date as described in this free writing prospectus.

If delinquencies or defaults occur on the mortgage loans, neither the subservicer nor any other entity will advance scheduled minimum monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the subservicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Losses on the mortgage loans, to the extent not covered by net monthly excess cashflow or overcollateralization, will be allocated to the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, Class A-3 and Class A-2 Certificates, in that order, in each case, until the certificate principal balance thereof has been reduced to zero. However, any realized loss allocated to a Class A-2, Class A-3 or Class M Certificate may be reimbursed to that class from net monthly excess cashflow, as provided in this free writing prospectus.

The pooling and servicing agreement does not permit the allocation of realized losses to the Class A-1 Certificates. Investors in these securities should note that although realized losses will not be allocated to their securities, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their securities all interest and principal amounts to which they are then entitled.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the securities administrator, the master servicer, the servicer, the subservicer, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates.

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses) may be higher than the amount of interest required to be paid to the Class A Certificates and Class M Certificates. Any such excess interest will be used to increase or maintain the current level of overcollateralization. We cannot assure you, however, that enough excess interest will be available to cover losses, certain interest shortfalls and available funds shortfalls or to restore or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

• Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

• Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

• If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered certificates.

• If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

The Difference Between the Interest Rates on the Class A Certificates and Class M Certificates and the Mortgage Loans May Result in Available Funds Shortfall Amounts with Respect to Such Certificates

The pass-through rate with respect to the Class A Certificates and Class M Certificates adjusts each month and is based upon the lesser of (1) the value of an index (one-month LIBOR) plus the related certificate margin and (2) the available funds cap rate. However, the mortgage rate of substantially all of the mortgage loans is based upon one-year MTA plus the related gross margin, and adjusts monthly, commencing after an initial fixed rate period. These indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. To the extent that the related pass-through rate is limited to the available funds cap rate, available funds shortfall amounts may occur. See “Description of the Certificates — Interest Payments on the Certificates” in this free writing prospectus.

Some or all of this shortfall in respect of the Class A Certificates and Class M Certificates will be funded to the extent of the available net monthly excess cashflow. Net monthly excess cashflow may be used, subject to the priorities described in this free writing prospectus to cover available funds shortfall amounts on the Class A Certificates and Class M Certificates. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of Class A Certificates and Class M Certificates is limited to the available funds cap rate, there will be little or no net monthly excess cashflow.

Some of the First Lien Mortgage Loans Have Second Liens in Place Which Have Not Been Transferred to the Issuing Entity

With respect to approximately 48.33% of the mortgage loans as of the cut-off date, a second lien mortgage loan is also in place which has not been transferred to the issuing entity. The weighted average loan-to-value ratio at origination of the first lien on these mortgage loans is approximately 78.58% and the weighted average combined loan-to-value ratio at origination of these mortgage loans (including the second lien) is approximately 83.59%. With respect to these mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

Credit Scores Mentioned in this Free Writing Prospectus Are Not an Indicator of Future Performance of Borrowers

Investors should be aware that credit scores are based on past payment history of the borrower. Investors should not rely on credit scores as an indicator of future borrower performance. The credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The credit scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the credit scores are based solely on the information at the particular credit repository, such credit scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The credit scores are used by the originator along with, among other considerations, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the originator’s judgment.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages” in the prospectus.

The Value of the Mortgage Loans May Be Affected by, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios. Such losses will be allocated to the Class A-2, Class A-3 and Class M Certificates to the extent not covered by credit enhancement.

The Mortgage Loans Were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls on the Offered Certificates

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The Mortgage Loans Are Concentrated in the State of California, Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, and by other disruptions such as ongoing power outages, terrorist actions or acts of war. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 74.27% of the mortgage loans (by aggregate outstanding principal balance of the mortgage loans as of the cut-off date) are in the state of California. The concentration of the mortgage loans in the state of California may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

• The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

• Approximately 97.61% of the mortgage loans (by aggregate outstanding principal balance of the mortgage loans as of the cut-off date), require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

• The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

• The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of Class A Certificates and Class M Certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

• Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield on the Certificates” in this free writing prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent the servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Some Additional Risks are Associated with the Class A-2, Class A-3 and Class M Certificates

The weighted average lives of, and the yields to maturity on, the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, Class A-3 and Class A-2 Certificates will be sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each class of Class A-2, Class A-3 and Class M Certificates then outstanding with the lowest payment priority. However, any realized loss allocated to a Class A-2, Class A-3 or Class M Certificate may be reimbursed to that class from excess interest as provided in this free writing prospectus.

In addition, the yield on the offered certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or a class of subordinate certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Investors in the Class M Certificates should be aware that the Class M Certificates are not expected to receive principal distributions until, at the earliest, the distribution date in June 2010 (unless the certificate balances of all of the Class A Certificates have been reduced to zero prior to the June 2010 distribution date).

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act, as amended, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the subservicer and servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. The servicer, or the subservicer its behalf, is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the aggregate servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the subservicer, the servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the subservicer or the servicer will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the offered certificates on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the sponsor. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans also are subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans—Consumer Compliance Laws and Regulations” in the prospectus.

The sponsor will represent that as of the closing date, each mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws. The sponsor will also represent that each mortgage loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page 5 of this free writing prospectus. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the offered certificates may be adversely affected. See “Ratings” in this free writing prospectus.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates.

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the issuing entity and will reduce the amount available to pay principal of and interest on the subordinate certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “The Mortgage Pool—Mortgage Loan Characteristics” and “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this free writing prospectus.

Recent Developments in the Residential</ str ong> Mortgage Market May Adversely Affect the Market Value of Your Certificates.

Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any certificates backed by those loans.

The mortgage loans in the trust do not include subprime mortgage loans, and the sponsor and its affiliates originate only a limited number of subprime mortgage loans, all of which are sold to third-parties. Regardless, these general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of a servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the securities.

Bankruptcy of the Sponsor May< /font> Affect the Closing of this Transaction.

In the event that the sponsor files for protection under the United States Bankruptcy Code prior to the closing date, or in the event that the sponsor otherwise becomes a debtor under the United States Bankruptcy Code prior to the closing date, no assurances can be given that the mortgage loans will be sold to the depositor or to the issuing entity on the closing date.

Bankruptcy of the Depositor or the Sponsor May Delay or Reduce Collections on the Mortgage Loans.

Each of the depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders. The mortgage loans would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage loans.

The transactions contemplated by this free writing prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers will be treated as true sales, and not as pledges. The mortgage loans should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

However, there can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or the sponsor secured by pledges of the mortgage loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage loans and resulting delays or losses on the certificates could result.

In the event that the sponsor files for bankruptcy protection, the issuing entity’s status as a creditor in respect of repurchase obligations stemming from breaches of representations and warranties with respect to the mortgage loans would be that of an unsecured creditor, which may result in no funds being available to effectuate any such repurchase of defective mortgage loans.

Bankruptcy Of Borrowers May Adversely Affect Distributions On Certificates.

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy Of Other Parties May Adversely Affect Distributions On Certificates.

The sponsor and the depositor intend to treat the transfer of the loans to the depositor and the issuing entity, respectively, as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the sponsor’s or the depositor’s bankruptcy estate if a bankruptcy occurred and would not be available to the sponsor’s or depositor’s creditors. If the sponsor or depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the sponsor or of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the sponsor or depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the master servicer from appointing a successor servicer.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See “Legal Aspects of Mortgage Loans” in the Prospectus.

Failure Of Servicer To Perform May Adversely Affect Distributions On Certificates.

The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner. See “The Servicer” in this free writing prospectus. Bankruptcy, insolvency or any failure by the servicer to perform its servicing obligations may result in the termination of the servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur. See “The Sponsor and Servicer and its Parent Have Breached Certain Covenants Under Their Respective Financing Arrangements” above.

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans.

On May 25, 2007, subservicing for approximately 10.12% of the mortgage loans will be transferred to GMAC Mortgage LLC from a third party servicer. On the closing date, the sponsor will deposit into the certificate account an amount equal to the scheduled interest payments due on June 1, 2007 with respect to three of these mortgage loans.

Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

Drug, RICO And Money Laundering Violations Could Lead To Property Forfeitures.

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The Certificates Are Obligations Of The Issuing Entity Only.

The certificates are obligations of the issuing entity only and will not represent an interest in or obligation of the depositor, the sponsor, the underwriter, the servicer, the subservicer, the trustee, the master servicer, the securities administrator or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriter, the servicer, the subservicer, the trustee, the master servicer, the securities administrator or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the sponsor, the underwriter, the servicer, the subservicer, the trustee, the master servicer, the securities administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Offered Certificates May Not Be Suitable Investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date. All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus are subject to a variance of plus or minus 10%.

The mortgage pool will consist of approximately 843 first lien adjustable-rate mortgage loans secured primarily by one- to four-family residences, which are referred to in this free writing prospectus as the mortgage loans. The mortgage loans have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $347,292,190 after application of scheduled minimum payments due on or before the Cut-off Date whether or not received. The mortgage loans have original terms to maturity of not greater than 30 years.

The Sponsor will convey the mortgage loans to the Depositor on the Closing Date pursuant to the Mortgage Loan Purchase Agreement and the Depositor will convey the mortgage loans to the Issuing Entity on the Closing Date pursuant to the Agreement. The Sponsor will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the certificateholders. The Sponsor will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the certificateholders. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this free writing prospectus.

The mortgage loans will have been originated or acquired by the Sponsor in accordance with the underwriting criteria described in this free writing prospectus. See “—Underwriting Criteria” below.

As of the Cut-off Date, 89.88% of the mortgage loans were subserviced by GMAC Mortgage, LLC. On May 25, 2007, subservicing for approximately 10.12% of the mortgage loans will be transferred to GMAC Mortgage LLC from a third party servicer.

All of the mortgage loans have scheduled monthly payments due on the related Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

The current and historical delinquency disclosure included in this free writing prospectus regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilize the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this free writing prospectus will use the MBA Method. As used in this free writing prospectus, a mortgage loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered “60 days delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan’s second succeeding due date. Delinquency information presented in this free writing prospectus as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date

Mortgage Rate Adjustment

All of the mortgage loans are adjustable-rate mortgage loans. The interest rate borne by each of these mortgage loans will be adjusted monthly, based on One-Year MTA or COFI, also referred to in this free writing prospectus as the Indexes. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate. As to each mortgage loan, the Servicer will be responsible for calculating and implementing interest rate adjustments.

Substantially all of the mortgage loans allow the related mortgagor to choose one of several payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment, referred to as the Minimum Monthly Payment in this free writing prospectus. The Minimum Monthly Payment for each negative amortization mortgage loan will adjust annually subject to the conditions that (i) the Minimum Monthly Payment (with the exception of each fifth payment adjustment date and each fifth anniversary thereafter) will not increase or decrease by an amount that is more than 7.5% of the monthly payment prior to the adjustment, (ii) as of the fifth payment adjustment date and each fifth anniversary thereafter, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 115%, depending on the maximum negative amortization for that mortgage loan) of the original principal balance due to Deferred Interest, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the negative amortization loan over its remaining term to maturity. The final payment on each mortgage loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a mortgage loan due to negative amortization, the final payment on that mortgage loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

Since the mortgage interest rate on each mortgage loan adjusts monthly and the Minimum Monthly Payment adjusts annually, some of which do not begin to adjust until after the fifth year, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in One-Year MTA will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the mortgage loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the mortgage loan in the form of negative amortization. Decreases in One-Year MTA, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

Indices on the Mortgage Loans

One-Year MTA. Substantially all of the mortgage loans will adjust monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months, also referred to as One-Year MTA. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

If One-Year MTA is no longer available, the Servicer will choose a new Index that is based on comparable information. When the Servicer chooses a new Index, it will increase or decrease the gross margin on each mortgage loan by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The gross margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the gross margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new gross margin will be rounded up as provided in the related mortgage note.

Listed below are some historical values of One-Year MTA since January 1, 2001. The values of One-Year MTA shown are intended only to provide an historical summary of the movements in the One-Year MTA and may not be indicative of future rates. No assurances can be given as to the value of One-Year MTA on any interest rate adjustment date or during the life of any mortgage loan.

	One-Year MTA
Adjustment Date	2001	2002	2003	2004	2005	2006	2007
January 1	6.00%	3.26%	1.94%	1.23%	2.02%	3.62%	4.98%
February 1	5.87	3.06	1.86	1.23	2.17	3.75	5.01
March 1	5.71	2.91	1.75	1.23	2.35	3.89	5.03
April 1	5.53	2.79	1.65	1.24	2.35	4.01	5.03
May 1	5.32	2.67	1.55	1.29	2.50	4.14	5.03
June 1	5.10	2.55	1.45	1.38	2.74	4.28
July 1	4.90	2.41	1.38	1.46	2.87	4.43
August 1	4.67	2.27	1.34	1.52	3.02	4.56
September 1	4.40	2.18	1.30	1.60	3.16	4.66
October 1	4.09	2.12	1.27	1.68	3.16	4.82
November 1	3.76	2.07	1.26	1.77	3.33	4.88
December 1	3.48	2.00	1.24	1.89	3.48	4.93

COFI. Approximately 0.10% of the mortgage loans will adjust monthly based on weighted average interest rate paid by the Eleventh Federal Home Bank District savings institutions for savings and checking accounts, advances from the FHLB and other sources of funds, also referred to as COFI. The COFI figure used for each interest rate adjustment date will be the most recent COFI figure available as of fifteen days before that date.

Additional Information

The description in this free writing prospectus of the mortgage loans and the mortgaged properties is based upon the aggregate Stated Principal Balances of the mortgage loans as of the Cut-off Date. However, some of the mortgage loans may not be included in the trust as a result of incomplete documentation or otherwise if the Depositor deems their removal necessary, and may be prepaid at any time.

Prepayment Charges

Approximately 97.61% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months to three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any period during the first six months to three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months’ interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan. The holders of the Certificates will be entitled to prepayment charges received on the mortgage loans. The Servicer or the Subservicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Servicer or Subservicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Servicer or the Subservicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Servicer or the Subservicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Mortgage Loan Characteristics

The statistical information included in this free writing prospectus with respect to the mortgage loans is based on a pool of 843 mortgage loans. References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Sponsor and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. Some of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this free writing prospectus.

The mortgage loans had an aggregate principal balance as of the Cut-off Date of approximately $347,292,190, after application of scheduled payments due on or before the Cut-off Date, whether or not received.

The average principal balance of the mortgage loans at origination was approximately $408,341. No mortgage loan had a principal balance at origination of less than approximately $52,000 or greater than approximately $1,500,000. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $411,972. No mortgage loan had a principal balance as of the Cut-off Date of less than approximately $9,158 or greater than approximately $1,511,568.

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately 7.625% per annum to approximately 10.250% per annum and the weighted average mortgage rate was approximately 8.903% per annum. The weighted average remaining term to stated maturity of the mortgage loans was approximately 357 months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to February 1, 2006, or after July 1, 2007, or will have a remaining term to maturity of less than 344 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any mortgage loan is June 1, 2037.

As of the Cut-off Date, none of the mortgage loans are 30 days or more delinquent.

None of the mortgage loans are buydown mortgage loans.

None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

The following table sets forth the historical delinquency experience of the mortgage loans. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past twelve months or (3) the period for which information is known or reasonably available to the Depositor. The loans are categorized in the table below based on the longest period of delinquency during the period on which the table is based. None of the loans have been delinquent 60 days or more, during the period on which the table is based.

Historical Delinquency of the Mortgage Loans Since Origination

Days Delinquent	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Never Delinquent	806	$332,605,369	95.77%	8.90%	3.89%	681	78.65%	83.59%	1.98%
1-30 Days	37	14,686,821	4.23	8.97	3.96	672	77.18	83.66	7.19
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Set forth below is a description of certain additional characteristics of the mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding. References to “Weighted Average Combined LTV” refer to the weighted average combined loan-to-value ratio of the mortgage loans including simultaneous second liens.

Current Principal Balance

Current Principal Balance	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
$1 - $50,000	1	$9,158	0.00%	8.63%	3.55%	694	57.66%	57.66%	0.00%
$50,001 - $100,000	8	680,765	0.20	8.56	3.52	718	77.88	79.33	63.69
$100,001 - $150,000	23	2,987,621	0.86	8.79	3.76	696	78.79	81.95	20.31
$150,001 - $200,000	48	8,570,891	2.47	8.63	3.60	683	76.19	76.94	8.08
$200,001 - $250,000	69	15,403,984	4.44	8.81	3.80	688	79.94	83.09	7.36
$250,001 - $300,000	82	22,531,825	6.49	8.72	3.69	683	80.85	84.31	6.09
$300,001 - $350,000	111	36,017,493	10.37	8.85	3.83	676	79.74	82.68	4.48
$350,001 - $400,000	87	32,431,372	9.34	8.85	3.83	680	79.01	83.33	1.17
$400,001 - $450,000	102	43,305,631	12.47	8.89	3.88	679	78.75	83.19	0.00
$450,001 - $500,000	94	44,794,206	12.90	9.01	4.00	676	79.36	84.31	3.14
$500,001 - $700,000	151	85,686,206	24.67	8.95	3.93	681	79.20	84.69	0.00
$700,001 - $900,000	51	38,697,333	11.14	9.01	4.02	673	76.76	84.33	0.00
$900,001 - $1,000,000	10	9,619,681	2.77	8.84	3.83	701	70.84	80.03	0.00
$1,000,001 - $1,100,000	5	5,044,455	1.45	9.03	4.01	677	70.49	87.16	0.00
$1,100,001 or greater	1	1,511,568	0.44	8.75	3.75	749	68.18	68.18	0.00
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

As of the Cut-off Date, the current principal balance of the mortgage loans was approximately $411,972.

Amortization Type

Amortization Type	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Negative Amortizing	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Program Type

Program Type	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Expanded Option ARM	96	$44,414,233	12.79%	8.93%	3.91%	677	78.40%	84.96%	1.99%
Next Generation Option ARM	584	235,893,233	67.92	8.77	3.75	681	78.68	83.26	2.40
No Payment Option ARM	42	16,292,984	4.69	9.25	4.24	683	77.99	83.03	4.14
Non-Conforming Program	5	1,687,750	0.49	9.27	4.28	698	88.75	88.75	0.00
Non-Prime Option ARM	108	46,714,340	13.45	9.44	4.46	676	78.11	84.23	0.00
Sterling Option ARM	8	2,289,650	0.66	8.65	3.63	717	78.40	78.40	17.93
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Original Gross Rate

Original Gross Rate (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
6.501 - 7.000	1	$751,824	0.22%	8.50%	3.50%	729	80.00%	90.00%	0.00%
7.001 - 7.500	2	785,511	0.23	8.58	3.58	661	79.19	85.79	0.00
7.501 - 8.000	41	14,872,953	4.28	8.05	3.01	709	77.38	80.50	11.39
8.001 - 8.500	215	79,971,626	23.03	8.52	3.50	699	79.05	80.96	3.67
8.501 - 9.000	407	169,471,003	48.80	8.91	3.89	675	78.38	83.40	1.77
9.001 - 9.500	170	77,991,850	22.46	9.41	4.39	669	78.73	87.21	0.00
9.501 - 10.000	5	2,029,610	0.58	9.85	4.94	642	79.93	87.53	0.00
10.001 - 10.500	1	654,245	0.19	10.25	5.20	656	80.00	80.00	0.00
11.001 - 11.500	1	763,569	0.22	9.95	6.40	626	75.00	75.00	0.00
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

As of the Cut-off Date, the weighted average original gross rate of the mortgage loans was approximately 8.774% per annum.

Current Gross Rate

Current Gross Rate (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
7.501 - 8.000	26	$8,398,186	2.42%	7.88%	2.85%	708	76.72%	79.04%	14.83%
8.001 - 8.500	169	61,025,905	17.57	8.38	3.36	707	79.11	81.27	4.65
8.501 - 9.000	412	171,317,639	49.33	8.83	3.82	675	78.54	82.51	1.62
9.001 - 9.500	222	99,762,530	28.73	9.36	4.34	672	78.43	87.04	0.78
9.501 - 10.000	13	6,133,685	1.77	9.82	5.02	655	79.56	87.32	0.00
10.001 - 10.500	1	654,245	0.19	10.25	5.20	656	80.00	80.00	0.00
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

As of the Cut-off Date, the weighted average current gross rate of the mortgage loans was approximately 8.903% per annum.

Gross Margin

Gross Margin (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
2.501 - 2.750	5	$2,259,770	0.65%	7.66%	2.64%	684	78.52%	83.02%	8.85%
2.751 - 3.000	21	6,138,417	1.77	7.96	2.92	716	76.06	77.57	17.03
3.001 - 3.250	37	13,431,816	3.87	8.18	3.15	720	79.43	82.08	3.91
3.251 - 3.500	119	42,484,767	12.23	8.44	3.40	704	78.57	80.53	4.72
3.501 - 3.750	251	102,287,311	29.45	8.72	3.72	673	78.35	80.61	1.76
3.751 - 4.000	167	70,935,577	20.43	8.96	3.93	681	79.04	85.39	1.81
4.001 - 4.250	105	47,049,018	13.55	9.22	4.21	670	78.22	87.18	0.99
4.251 - 4.500	122	55,247,238	15.91	9.46	4.44	672	78.64	86.73	0.56
4.501 - 4.750	8	3,658,037	1.05	9.67	4.67	665	80.56	88.33	0.00
4.751 - 5.000	4	1,610,941	0.46	9.90	4.85	669	81.26	90.00	0.00
5.001 - 5.250	3	1,425,731	0.41	10.09	5.21	644	79.91	85.30	0.00
6.251 - 6.500	1	763,569	0.22	9.95	6.40	626	75.00	75.00	0.00
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

As of the Cut-off Date, the weighted average gross margin of the mortgage loans was approximately 3.889% per annum.

Seasoning

Seasoning (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Less than 1	50	$17,616,518	5.07%	8.51%	3.50%	712	78.39%	78.54%	2.42%
1 - 6	737	305,605,737	88.00	8.92	3.90	678	78.56	83.83	1.93
7 - 12	55	23,551,228	6.78	9.00	4.00	682	78.98	84.08	5.63
13 - 18	1	518,708	0.15	8.75	3.75	639	80.00	90.00	0.00
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

As of the Cut-off Date, the weighted average seasoning of the mortgage loans was approximately 3 months.

Months to Next Rate Adjustment

Months to Next Rate Adjustment	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	841	$346,811,190	99.86%	8.90%	3.89%	680	78.58%	83.59%	2.20%
2	2	481,000	0.14	8.64	3.63	650	83.39	83.39	0.00
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

As of the Cut-off Date, the weighted average months to next rate adjustment of the mortgage loans was approximately 1 month.

Gross Lifetime Maximum Rate

Gross Lifetime Maximum Rate (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
9.501 - 10.000	148	$63,979,879	18.42%	9.00%	4.00%	677	78.90%	84.35%	3.50%
11.001 - 11.500	1	408,142	0.12	9.50	4.53	684	86.96	86.96	0.00
11.501 - 12.000	694	282,904,169	81.46	8.88	3.86	681	78.50	83.41	1.91
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

As of the Cut-off Date, the weighted average gross lifetime maximum rate of the mortgage loans was approximately 11.581% per annum.

Rate Adjustment Frequency

Rate Adjustment Frequency (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Payment Adjustment Frequency

Payment Adjustment Frequency (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
12	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

First Payment Adjustment

First Payment Adjustment (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
12 (No Payment for 3 Months)	42	$16,292,984	4.69%	9.25%	4.24%	683	77.99%	83.03%	4.14%
12	692	291,339,736	83.89	8.93	3.92	679	78.52	84.03	1.68
24	28	11,671,325	3.36	8.67	3.64	681	79.67	82.04	2.34
36	49	17,512,912	5.04	8.54	3.52	691	79.96	81.21	5.74
48	15	4,592,315	1.32	8.55	3.54	700	76.26	77.12	7.26
60	17	5,882,919	1.69	8.48	3.46	700	78.70	78.84	7.66
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Maximum Negative Amortization Limit

Maximum Negative Amortization Limit (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
110	650	$276,525,978	79.62%	8.98%	3.97%	677	78.63%	84.64%	1.59%
115	193	70,766,213	20.38	8.59	3.57	692	78.42	79.49	4.57
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Periodic Payment Cap

Periodic Payment Cap (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
7.500	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Recast Period

Recast Period (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
60	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
50.00 or less	10	$4,393,654	1.27%	8.57%	3.57%	714	46.31%	46.31%	6.94%
50.01 - 55.00	3	863,436	0.25	8.30	3.27	649	54.18	54.18	55.67
55.01 - 60.00	6	1,619,147	0.47	8.68	3.64	695	57.03	57.03	0.00
60.01 - 65.00	11	3,286,331	0.95	8.96	3.91	687	63.68	66.45	6.09
65.01 - 70.00	38	15,982,671	4.60	8.71	3.70	692	68.52	72.15	3.07
70.01 - 75.00	94	43,529,053	12.53	8.96	3.96	680	74.04	79.85	1.07
75.01 - 80.00	582	248,045,968	71.42	8.95	3.93	677	79.70	85.41	1.16
80.01 - 85.00	12	3,919,267	1.13	8.47	3.43	702	83.76	83.76	0.00
85.01 - 90.00	65	19,906,378	5.73	8.71	3.69	690	89.36	89.49	6.04
90.01 - 95.00	22	5,746,284	1.65	8.49	3.45	709	94.77	94.77	28.08
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

The weighted average original loan-to-value ratio of the mortgage loans at origination was approximately 78.58%.

The final pool of mortgage loans will not include any mortgage loan with an original loan-to-value ratio in excess of 100.00%.

Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Arizona	33	$9,491,776	2.73%	8.68%	3.66%	696	79.97%	84.94%	2.18%
California	572	257,920,536	74.27	8.95	3.94	676	78.21	83.63	0.98
Colorado	6	2,232,702	0.64	8.91	3.89	707	78.38	81.30	0.00
Connecticut	2	500,443	0.14	9.50	4.47	667	79.47	79.47	0.00
Delaware	1	445,372	0.13	8.75	3.75	667	80.00	80.00	0.00
District of Columbia	4	1,349,200	0.39	8.61	3.59	673	78.16	79.86	0.00
Florida	60	17,212,170	4.96	8.85	3.83	690	77.86	83.08	8.00
Georgia	7	1,984,333	0.57	8.62	3.57	681	83.38	85.16	34.10
Hawaii	23	10,517,114	3.03	8.79	3.77	691	77.55	81.35	1.66
Idaho	1	157,802	0.05	8.38	3.40	710	80.00	80.00	0.00
Illinois	11	3,843,022	1.11	8.44	3.42	703	81.23	81.23	13.08
Maryland	12	3,938,570	1.13	8.90	3.88	659	81.37	86.94	4.05
Massachusetts	5	1,646,253	0.47	8.90	3.90	687	83.47	85.20	17.57
Michigan	1	176,122	0.05	9.25	4.25	635	80.00	90.00	0.00
Minnesota	1	524,853	0.15	9.50	4.45	663	80.00	90.00	0.00
Missouri	3	441,028	0.13	8.39	3.32	733	80.00	82.96	70.42
Nebraska	2	596,351	0.17	9.21	4.21	737	85.14	89.66	0.00
Nevada	24	8,149,767	2.35	8.76	3.73	683	82.43	85.33	7.28
New Mexico	3	526,851	0.15	8.98	3.95	691	73.41	73.41	0.00
New York	3	2,884,804	0.83	8.95	3.92	711	72.08	76.89	0.00
North Carolina	1	98,065	0.03	8.88	3.80	686	90.00	90.00	100.00
Oklahoma	4	810,765	0.23	8.87	3.85	742	80.00	80.00	0.00
Oregon	15	3,397,744	0.98	8.80	3.78	694	80.39	85.10	0.00
South Carolina	1	215,500	0.06	8.38	3.30	692	84.84	84.84	0.00
Tennessee	1	52,000	0.01	8.75	3.75	704	80.00	80.00	0.00
Texas	3	655,365	0.19	8.58	3.56	720	85.85	85.85	19.58
Utah	9	2,794,024	0.80	8.64	3.61	691	81.41	82.44	13.34
Virginia	17	7,798,005	2.25	8.77	3.75	667	80.37	84.52	1.39
Washington	17	6,369,153	1.83	8.64	3.62	711	80.17	84.33	1.58
Wyoming	1	562,500	0.16	8.75	3.75	780	90.00	90.00	0.00
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

California Loan Breakdown

California Loan Breakdown	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Northern CA	179	$81,857,321	23.57%	8.91%	3.89%	676	78.72%	84.88%	1.47%
Southern CA	393	176,063,216	50.70	8.97	3.96	677	77.97	83.05	0.76
State not in CA	271	89,371,654	25.73	8.77	3.75	691	79.67	83.48	5.71
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Top Ten Zip Codes

Top Ten Zip Codes	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
92707	6	$2,971,511	0.86%	9.09%	4.07%	673	80.30%	85.87%	0.00%
95122	6	2,933,533	0.84	9.14	4.12	698	81.89	88.42	0.00
90003	7	2,768,878	0.80	9.13	4.12	693	78.08	84.21	0.00
91331	6	2,646,601	0.76	9.36	4.36	678	77.87	82.38	0.00
92867	4	2,347,049	0.68	9.02	4.00	687	78.34	85.16	0.00
95127	4	2,141,014	0.62	9.03	4.02	681	80.00	84.99	0.00
94015	3	2,128,905	0.61	9.33	4.32	637	80.00	89.99	0.00
92551	6	2,078,664	0.60	8.96	3.94	679	78.64	87.21	0.00
90043	4	2,032,336	0.59	8.83	3.84	688	79.31	82.86	0.00
92675	4	2,031,342	0.58	9.09	4.06	713	72.79	77.47	0.00
Other	793	323,212,358	93.07	8.89	3.87	680	78.56	83.49	2.36
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Original Prepayment Penalty Terms

Original Prepayment Penalty Terms	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
No Prepay	23	$8,316,780	2.39%	8.75%	3.73%	688	79.75%	81.71%	9.77%
6 mo - HARD	17	7,386,684	2.13	8.97	3.94	698	80.36	85.38	5.13
12 mo - HARD	102	40,290,325	11.60	8.74	3.74	697	78.15	83.24	1.41
24 mo - HARD	146	61,435,101	17.69	8.91	3.88	682	78.15	82.93	3.37
36 mo - HARD	555	229,863,300	66.19	8.93	3.92	676	78.68	83.84	1.66
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Credit Scores

Credit Scores	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
601 - 620	7	$3,139,845	0.90%	8.73%	3.70%	619	75.33%	77.66%	0.00%
621 - 640	149	62,247,900	17.92	9.04	4.05	632	78.41	83.58	2.78
641 - 660	148	60,916,411	17.54	9.03	4.02	651	78.89	84.00	1.91
661 - 680	173	72,913,500	20.99	8.92	3.91	669	79.17	84.48	1.99
681 - 700	140	59,193,774	17.04	8.84	3.82	690	78.17	83.80	0.70
701 - 720	75	27,531,883	7.93	8.81	3.79	710	79.76	83.98	0.27
721 - 740	55	23,284,744	6.70	8.72	3.69	730	76.89	81.67	6.34
741 - 760	43	16,836,775	4.85	8.76	3.74	749	77.84	81.23	1.52
Greater than 760	53	21,227,359	6.11	8.68	3.65	778	78.70	83.13	5.04
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

As of the Cut-off Date, the weighted average credit score of the mortgage loans for which credit scores are available was approximately 680.

Property Types

Property Types	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Single Family Residence	625	$258,505,418	74.43%	8.91%	3.90%	677	78.61%	83.63%	1.61%
Planned Unit Development	119	50,342,226	14.50	8.88	3.86	686	79.22	85.26	4.58
2-4 Family	45	19,744,034	5.69	8.94	3.93	704	76.48	79.60	0.00
Condo	54	18,700,512	5.38	8.84	3.82	679	78.78	82.72	6.23
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Occupancy

Occupancy	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Primary	744	$317,410,417	91.40%	8.92%	3.91%	678	78.58%	83.93%	1.50%
Investment	79	24,436,619	7.04	8.71	3.69	703	78.21	79.47	8.42
Second Home	20	5,445,155	1.57	8.65	3.63	698	80.66	82.30	15.34
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Loan Purpose

Loan Purpose	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Refinance - Cashout	480	$194,302,048	55.95%	8.90%	3.89%	678	77.50%	81.36%	1.74%
Refinance - Rate Term	273	116,073,206	33.42	8.95	3.93	677	79.60	86.16	2.63
Purchase	90	36,916,936	10.63	8.78	3.77	703	81.07	87.25	3.28
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Documentation Level

Documentation Level	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
No Income/Verified Assets	289	$136,278,871	39.24%	9.01%	3.99%	667	78.75%	84.93%	0.00%
Stated Income/Verified Assets	295	110,400,864	31.79	8.72	3.71	685	78.43	81.25	0.00
No Income/Stated Assets	173	75,188,955	21.65	9.06	4.05	692	77.88	84.44	0.00
Stated Income/Stated Assets	50	16,976,056	4.89	8.72	3.71	699	80.56	85.04	0.00
Full/Alternative Documentation	33	7,637,779	2.20	8.57	3.54	692	80.13	81.31	100.00
No Income/No Assets	2	593,126	0.17	9.04	4.05	706	77.31	90.00	0.00
Lite Documentation	1	216,539	0.06	8.38	3.40	646	90.00	90.00	0.00
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

Months Remaining to Scheduled Maturity

Months Remaining to Scheduled Maturity	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
341 - 345	1	$518,708	0.15%	8.75%	3.75%	639	80.00%	90.00%	0.00%
346 - 350	13	6,796,044	1.96	8.97	3.96	686	76.77	80.59	9.23
351 - 355	173	73,221,912	21.08	9.03	4.03	676	78.28	84.40	2.15
356 - 360	656	266,755,527	76.81	8.87	3.85	681	78.71	83.43	2.04
Total:	843	$347,292,190	100.00%	8.90%	3.89%	680	78.58%	83.59%	2.20%

As of the Cut-off Date, the weighted average months remaining to scheduled maturity of the mortgage loans was approximately 357 months.

In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

The Originators

Approximately 58.54% and 41.46% of the mortgage loans were originated or acquired by Alliance Bancorp and Alliance Bancorp Inc. (“ABI”) (formerly known as United Financial Mortgage Corp.), respectively. Substantially all of the mortgage loans were originated or acquired pursuant to Alliance Bancorp’s underwriting guidelines as described in this free writing prospectus.

Alliance Bancorp

Alliance Bancorp, is a California corporation. Alliance Bancorp is a wholly-owned subsidiary of Alliance Mortgage Investments, Inc. (“AMI”), a Delaware corporation and AMI is a wholly-owned subsidiary of ARH Mortgage Inc., a Delaware corporation. Alliance Bancorp is engaged in the acquisition, purchase and sale of first lien conforming and non-conforming, Option ARM mortgage loans from a network of third party correspondents, mortgage bankers, and brokers. Alliance Bancorp has been originating Option ARM mortgage loans since 2005. Alliance Bancorp originated approximately $406.7 million of Option ARM mortgage loans in 2005 and $1.87 billion of Option ARM mortgage loans during 2006. The principal executive offices of Alliance Bancorp are located at 1000 Marina Blvd., Ste.100, Brisbane, California 94005.

Alliance Bancorp Inc.

ABI is an Illinois corporation. ABI is a wholly-owned subsidiary of ARH Mortgage Inc., a Delaware corporation. ABI is engaged in the acquisition, purchase and sale of first lien conforming and non-conforming, Option ARM mortgage loans from a network of third party correspondents, mortgage bankers, and brokers. ABI has been originating Option ARM mortgage loans since 2005. ABI originated approximately $204.5 million of Option ARM mortgage loans in 2005 and $818 million of Option ARM mortgage loans during 2006. The principal executive offices of ABI are located at 815 Commerce Drive, Ste.100, Oakbrook, Illinois 60523.

Underwriting Criteria of Alliance Bancorp and Alliance Bancorp Inc. for Residential Mortgage Loans

The following information generally describes underwriting guidelines of Alliance Bancorp and Alliance Bancorp Inc. with respect to mortgage loans originated pursuant to their Option ARMs underwriting guidelines. Substantially all of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of Alliance Bancorp’s Option ARMs underwriting guidelines which are described below.

Details of Specific Programs of Alliance Bancorp and Alliance Bancorp Inc. for Residential Mortgage Loans

The following provisions apply to all of the mortgage loans originated under the Originators’ Option ARM Programs.

Eligibility. The related Originator generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

Variations. The Originators use the following parameters as guidelines only. On a case by case basis, an Originator may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

•	has demonstrated an ability to maintain a debt free position;

•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

Appraisals. The Originators do not publish an approved appraiser list for its loan channels. Each appraiser must:

•	be a state licensed or certified appraiser;

•
meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;

•	be actively engaged in appraisal work; and

•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

With respect to the Originators’ Option ARM Programs, when the loan amount is $1,000,000 or less, one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a broker price opinion, or BPO, or enhanced desk review is obtained at the underwriter's discretion. When the loan amount is greater than $1,000,000, one full appraisal plus a field review with interior photos may be required.

The Option ARM Programs of Alliance Bancorp and Alliance Bancorp Inc. for Residential Mortgage Loans

General. The underwriting guidelines utilized in the Option ARM Programs are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Option ARM Programs are designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Option ARM Programs consist of the No Payment Option ARM Program, the Alt A Option ARM Program, the Next Generation Option ARM Program and the Non-Prime Option ARM Program. Each program has different credit granting criteria, reserve requirements, qualifying ratios and loan-to-value, or LTV ratio, or restrictions. Depending on the LTV ratio of the mortgage loan, borrowers are required to have debt service to income ratios within the range of 45% to 55% calculated on the basis of monthly income.

Under the four Option ARM Programs, the Originators underwrite one to four family mortgage loans with cumulative LTV, or CLTV ratios at origination of up to 95%, depending on, among other things, a borrower's credit history, repayment ability and debt service -to -income ratio, as well as the type and use of the mortgaged property.

No Payment Option ARM: This program is for owner-occupied mortgaged properties only and allows the borrower to forgo the first 3 payments. In addition to the no payment for three months option, there are four additional payment options available to the borrower, including, minimal payment, interest only payment, 30-year fully amortizing payment and the 15-year fully amortizing payment. Under the program, the available documentation types include the Full/Alternative Documentation Program, SIVA, SISA, NIVA and NISA. Loans are available up to $2,000,000 and the mortgaged property is limited to 1-2 units.

Alt A Option ARM: This program is for owner-occupied mortgaged properties as well as second homes and investment properties. Four payment options are available on this program including minimal payment, interest only, 30-year fully amortizing and 15-year fully amortizing. Under this program, for owner-occupied mortgaged properties, the available documentation types include the Full/Alternative Documentation Program, SIVA, SISA, NIVA and NISA. The available documentation types allowed on investment and second-home properties are the Full/Alternative Documentation Program and SIVA.

Next Generation Option ARM: This program offers fixed payments for 1, 2, 3, 4, or 5 years with up to a 95% LTV ratio for owner-occupied mortgaged properties and second homes and up to a 90% LTV ratio for investment properties. Four payment options are available on this program including, interest only, 30-year fully amortizing and 15-year fully amortizing. Negative amortization is capped at 115% (110% in New York) The recast is every 5 years or immediately if the negative amortization reaches or would exceed the maximum negative amortization.

Non-Prime Option ARM: This program offers four payment options, with reduced LTV and CLTV ratios utilizing only the Full/Alternative Documentation Program, SIVA and SISA documentation types. Full/Alternative Documentation loans are underwritten with a 50% debt-to-income ratio and SIVA with a 45% debt-to-income ratio. Mortgage lates in the past 24 months are allowed for loans up to $1,000,000. Borrower restrictions include no foreign nationals and limited cash out for all documentation types and LTVs.

All of the mortgage loans originated under the Option ARM Programs are prior approved and/or underwritten either by employees of Alliance Bancorp or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Alliance Bancorp receives verbal verification from the conduit seller or verifies internally the employment prior to funding or acquiring each Option ARM Program mortgage loan.

The Option ARM Programs allow for approval of an application pursuant to the Full/Alternative Documentation Program, the no income, stated assets program, or NISA, the stated income program, or SIVA, and the no ratio program, or NIVA.

Full/Alternative Documentation. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. Alliance Bancorp requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) In File Tri Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the LTV ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year to date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns). Self-employed borrowers whose sole income is from Schedule "C" may utilize a processed IRS Form 4506 to qualify in lieu of providing prior 2-years tax returns.

The limited documentation program differs from the Full/Alternative Documentation Program only in that the Verification of Employment form covers a one year employment history.

Reduced Documentation Programs

Stated Income/Verified Assets Program (SIVA). The borrower provides income on the mortgage loan application which the Originator is not required to verify. A debt-to-income ratio is calculated based on the information provided. Employment information is provided and is verbally verified. Permitted maximum loan to value ratios (including secondary financing) under the Stated Income Verified Asset program generally are limited.

Stated Income/Stated Assets Program (SISA). The borrower provides income on the mortgage loan application which Alliance Bancorp is not required to verify. A debt-to-income ratio is calculated based on the information provided. Employment information is provided and is verbally verified. Permitted maximum loan to value ratios (including secondary financing) under the Stated Income Stated Asset program generally are limited to 90% CLTV with a decreased back ratio of 45%.

No Ratio Program (NIVA). The borrower provides no income information, but provides employment and asset information on the mortgage loan application, which the Originator is required to verify.

No Income/Stated Assets Program (NISA). The borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application.

Under all of the Option ARM Programs, the Originator or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Exceptions are granted on a case by case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the cumulative LTV ratio requirements and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History. The Option ARM Programs define an acceptable credit history in each of the Programs. The Alt A Option ARM Program, Next Generation Option ARM Program and No Payment Option ARM Program define an acceptable credit history as a borrower who has “A” credit, meaning a minimum of three trade accounts, including a mortgage and/or rental history, along with one nontraditional trade account to satisfy three trades, with 24 months credit history, or at 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30 day delinquent mortgage payments in the last 12 months, and a maximum of one 30 day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30 day delinquent payment on installment credit account within the past 12 months. However, if the LTV ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history.

Foreclosures are not allowed in the past 2 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge offs that are not excessive or impact the borrower’s ability to repay the loan. The Originators have developed expanded underwriting guidelines for credit requirements on the Non-prime Option ARM Program. A borrower may not have any 30 day delinquent mortgage payments within the past 12 months for the Next Generation Option ARM Program, No Payment Option ARM Program and Alt A Option ARM Program. The Non-Prime Option ARM Program allows for 1 x30 in the last 12 months and up to 3 x30 in the last 24 months

Property Insurance. Each borrower is required to provide insurance coverage with respect to the related mortgaged property that includes:

•	fire and extended coverage equal to the lesser of the replacement cost of the buildings and improvements or the loan amount;

•	comprehensive personal liability coverage in an amount not less than $1,000,000/$2,000,000;

•	loss of rent coverage equal to 100% of the gross potential rent; and

•	to the extent required based on the characteristics of a particular property, law and ordinance coverage, flood insurance and earthquake insurance.

In addition, see “The Mortgage Pools—Underwriting Standards” in the prospectus.

STATIC POOL INFORMATION

The static pool information material to this offering with respect to the experience of Alliance Bancorp in securitizing asset pools of the same type is attached as Annex II.

THE ISSUING ENTITY

The Depositor will establish the Issuing Entity as a trust under the laws of the State of New York, pursuant to a pooling and servicing agreement, dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Servicer, the Back-up Servicer, the Securities Administrator, and the Trustee, referred to herein as the “Agreement.” The Agreement constitutes the “governing instrument” under the laws of the State of New York and is governed by the laws of the State of New York. On the Closing Date, the Depositor will deposit into the Issuing Entity a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 30 years. The Issuing Entity will not have any additional equity. The Agreement will authorize the Issuing Entity to engage only in selling the Certificates in exchange for the mortgage loans, entering into and performing its obligations under the Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Issuing Entity and making distributions to certificateholders. For a description of other provisions relating to amending the Agreement, please see “The Agreements—Amendment” in this free writing prospectus.

The Issuing Entity’s fiscal year end is December 31.

The Agreement will provide that the Depositor assigns to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the mortgage loans. Furthermore, the Agreement will state that, although it is intended that the conveyance by the Depositor to the Trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the mortgage loans and related collateral.

THE DEPOSITOR

The Depositor, Alliance Securities Corp., was formed in the State of Delaware on April 25, 2002 as a wholly-owned subsidiary of Alliance Bancorp, a California corporation. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

After issuance of the Offered Certificates, the Depositor will have no material duties or responsibilities with respect to the mortgage loans or the Offered Certificates.

The Depositor maintains its principal office at 1000 Marina Boulevard, Suite 100, Brisbane, California 94005. Its telephone number is (650) 952-1000.

The Depositor intends to serve as a private secondary mortgage market conduit for residential mortgage loans. This is the second securitization by the Depositor.

THE SPONSOR AND THE SERVICER

The Sponsor, Alliance Bancorp, was incorporated in the State of California in September 5, 1990. The Sponsor is an affiliate of the Depositor. The Sponsor commenced operations in California in 1990. The Sponsor is a mortgage company that originates, acquires, purchases and sells primarily first-lien and second lien, conforming and non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

The Sponsor is a wholly-owned subsidiary of Alliance Mortgage Investments, Inc. (“AMI”), a Delaware corporation. AMI is a wholly-owned subsidiary of ARH Mortgage Inc. (“ARH”), a Delaware corporation. In addition, ARH has a subsidiary, Alliance Bancorp, Inc. (“UFMC”), which was formerly known as United Financial Mortgage Corp. UFMC also originates mortgage loans pursuant to the underwriting guidelines of the Sponsor, which in some cases the Sponsor then acquires from UFMC on a correspondent basis.

There are no legal proceedings pending against the Sponsor or any of its property, including any proceedings known to be contemplated by governmental authorities that would be material to holders of the Certificates. However, the Sponsor’s affiliate, UFMC, is subject to a claim that may be material to the holders of the Certificates. In 2005, an action was filed in the U.S. District Court for the Western District of New York against UFMC. The case was filed by former loan officers of its then Rochester, New York branch. These former loan officers seek to recover allegedly unpaid minimum wage and overtime for themselves, and others similarly situated, under both federal and New York labor laws. That matter is currently stayed pending ongoing arbitration proceedings. In 2006, a related lawsuit was filed in the same U.S. District Court against UFMC, three of its former officers/directors, Airlie Opportunity Master Fund, Ltd., ARH Mortgage, Inc. and its parent. The Sponsor’s affiliate is vigorously asserting its defenses in these matters.

The Sponsor, in its capacity as the Servicer, has limited servicing capability, and has no material loss and delinquency experience with respect to its servicing activities. The Servicer will have the ability, subject to the terms of the Agreement, to engage subservicers to provide the primary servicing of the mortgage loans. The Subservicer will also act as subservicer for the mortgage pool and will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this free writing prospectus under “Servicing of Mortgage Loans” and “Description of the Certificates.”

The Sponsor, in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of the Closing Date, among the Sponsor, the Depositor and Alliance Bancorp. This is the second securitization by the Sponsor.

The Sponsor maintains its principal office at 1000 Marina Boulevard, Suite 100, Brisbane, California 94005. Its telephone number is (650) 952-1000.

In addition please see “Risk Factors—The Sponsor and Servicer and its Parent Have Breached Certain Covenants Under Their Respective Financing Arrangements”

PERMITTED INVESTMENTS

Any institution maintaining a custodial account or the Certificate Account shall at the direction of the Subservicer with respect to the custodial account and the Master Servicer with respect to the Certificate Account invest the funds in such account in Permitted Investments (as defined below), each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to the Agreement or the subservicing agreement, as applicable, if a Person other than the Securities Administrator or an affiliate thereof is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to the Agreement, if the Securities Administrator or an affiliate thereof is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in a custodial account shall be for the benefit of the Subservicer with respect to the custodial account and the Master Servicer with respect to the Certificate Account. The Subservicer with respect to the custodial account and the Master Servicer with respect to the Certificate Account shall deposit in a custodial account or the Certificate Account, as applicable, an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a “Permitted Investment”:

(a) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available, provided, however, that such repurchase agreements are treated as financings under generally accepted accounting principles (“GAAP”);

(c) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency;

(d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and S&P in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(e) a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available and rated AAAm or AAAm-G by S&P, including any such funds for which Wells Fargo Bank, National Association or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140; and

(f) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140;

provided, however, that no instrument shall be a permitted investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

To the extent that the Securities Administrator receives any materials in connection with the holding of any Permitted Investment which require the holder to vote, the Securities Administrator shall not exercise such holder’s voting rights.

Permitted Investments shall not be sold prior to maturity, except that a money market fund or qualified investment fund may be liquidated at any time.

YIELD ON THE CERTIFICATES

Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. The Servicer is obligated to pay from its own funds, or cause the Subservicer to pay only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of its Servicing Fee for the related Due Period. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Any resulting shortfalls will be allocated among the certificates as provided in this free writing prospectus under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Class A Certificates and Class M Certificates.”

General Yield and Prepayment Considerations

The yield to maturity of the Offered Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Sponsor). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Pool” in this free writing prospectus.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend, in the case of the Offered Certificates, upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

To the extent the Available Funds Cap Rate becomes the Pass-Through Rate on the Offered Certificates, then in such case, less interest will accrue on such certificates than would otherwise be the case. For a discussion of factors that could limit the Pass-Through Rate on the certificates, see “Risk Factors—The Difference Between the Interest Rates on the Offered Certificates and the Related Mortgage Loans May Result in Available Funds Shortfall Amounts with Respect to Such Certificates” in this free writing prospectus.

The negative amortization feature of the mortgage loans may affect the yields on the Certificates. Amounts received in respect of principal collections on the mortgage loans will be used to cover interest shortfalls resulting from negative amortization. To the extent that the aggregate amount of negative amortization with respect to all mortgage loans for a given month exceeds the Principal Remittance Amount for the related Distribution Date, such excess amount will be deducted from the interest payable to the certificates and added to the Certificate Principal Balances of the certificates thereby causing a delay in the payment of accrued interest.

Negative amortization may increase the risk of default. The outstanding principal balance of a mortgage loan which is subject to negative amortization increases by the amount of interest which is deferred as described in this free writing prospectus. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance of the negative amortization loan (due to the addition of deferred interest, if any, to the principal balance of the negative amortization loan) in a single payment at the maturity of the negative amortization loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans. Further, the use of the Principal Remittance Amount to offset Deferred Interest may affect the weighted average lives and yields on the offered certificates.

Approximately 97.61% of the mortgage loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. The holders of the Certificates will be entitled to prepayment charges received on the mortgage loans. The Servicer or the Subservicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Servicer or the Subservicer, as applicable, does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Servicer or the Subservicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Servicer or the Subservicer, as applicable, will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer or the Subservicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

Yield Sensitivity of the Class A Certificates and Class M Certificates

If the overcollateralization with respect to the mortgage loans has been reduced to zero, the yield to maturity on the Class M-9 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-9 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-8 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-8 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-8 Certificates and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-7 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-7 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-6 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-6 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-5 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-4 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-3 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-2 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-1 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class A-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class A-3 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class A-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class A-2 Certificates. The initial undivided interests in the Issuing Entity evidenced by the Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are approximately 19.96%, 11.98%, 6.05%, 3.50%, 1.00%, 1.60%, 0.95%, 0.65%, 0.95%, 0.65% and 1.00%, respectively, of the Cut-off Date Balance.

Investors in the Offered Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of such investors to fully recover their investments. Once Realized Losses have been allocated to the Class A-2, Class A-3 or Class M Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Class A-2, Class A-3 or Class M Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” below. In addition, the Certificate Principal Balances of the Class A-2, Class A-3 or Class M Certificates may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such certificates.

Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event could result from either delinquencies or losses, it is possible for the Subordinate Certificates to receive no principal distributions (unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage loans.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Servicer or the Subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the Trustee, then any related expenses shall be reimbursable by the Issuing Entity to the Servicer, which will reduce the amount available to pay principal of and interest on the Class A Certificates and Class M Certificates. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—Mortgage Loan Characteristics” in this free writing prospectus.

Yield Sensitivity of the Class A Certificates and Class M Certificates to One-Month LIBOR

The yield to investors on the Class A Certificates and Class M Certificates will be sensitive to fluctuations in the level of One-Month LIBOR. The Pass-Through Rate on the Class A Certificates and Class M Certificates will vary with One-Month LIBOR. Changes in the level of One-Month LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR. Investors in the Class A Certificates and Class M Certificates should also fully consider the effect on the yields on those certificates of changes in the level of One-Month LIBOR.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this free writing prospectus under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were prepared using the assumptions in the following paragraph and the table set forth below (the “Structuring Assumptions”). There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined assuming that:

(1)	the mortgage pool consists of 78 mortgage loans with the characteristics set forth in the table below;

(2)	the levels of One-Month LIBOR, One-Year MTA and COFI remain constant at 5.320%, 5.025% and 4.299% per annum, respectively;

(3)
there are no delinquencies or losses on the hypothetical mortgage loans and principal payments on the hypothetical mortgage loans are timely received together with prepayments, if any, at the respective percentages of the Prepayment Assumption set forth in the following tables;

(4)
scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in June 2007, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in May 2007, and include 30 days’ interest thereon;

(5)	payments on the certificates are received, in cash, on the 25th day of each month, commencing in June 2007;

(6)	there are no repurchases of the hypothetical mortgage loans with the exception of the optional termination;

(7)	there is no Prepayment Interest Shortfall in any month;

(8)	payments on the hypothetical mortgage loans earn no reinvestment return;

(9)	the Available Funds Shortfall Reserve Fund has an initial balance of $0.00;

(10)	no defaults or delinquencies in, or modifications, waivers or amendments reflecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

(11)
the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates and minimum lifetime mortgage rates (as applicable);

(12)
with respect to the mortgage loans that are negative amortization loans, scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment period (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.5% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan’s scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds the indicated negative amortization cap percentage as disclosed in the Mortgage Loan Assumptions below, as the case may be, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment adjustment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

(13)	the Certificates are purchased on May 30, 2007;

(14)	the Servicing Fee and Master Servicing Fee remains constant;

(15)	There is no initial or subsequent periodic cap with respect to the mortgage rate on any mortgage loan, and the minimum mortgage rate equals to the gross margin listed in the table below, and

(16)
the Servicer or its designee does not exercise its option to purchase the Certificates described under the caption “Pooling and Servicing Agreement—Termination” except where indicated. The Step-Up Date with respect to the Certificates is the Step-Up Date where the mortgage loans may first be terminated.

Nothing contained in the foregoing assumptions should be construed as a representation that the hypothetical mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the above structuring assumptions.

Loan Number	Gross Coupon (%)	Outstanding Principal Balance ($)	Original Balance ($)	Remaining Amortization Term (months)	Original Amortization Term (months)	Remaining Balloon Term (months)	Original Balloon Term (months)	Age (months)	Monthly P&I ($)
1	8.974	2,806,989.86	2,771,900.00	356	360	356	360	4	9,051.27
2	8.449	965,003.34	964,000.00	479	480	359	360	1	3,047.61
3	9.027	4,552,578.87	4,506,900.00	357	360	357	360	3	14,816.35
4	8.937	1,314,923.75	1,306,000.00	478	480	358	360	2	3,458.88
5	8.250	266,802.70	260,000.00	351	360	351	360	9	836.26
6	8.750	503,710.73	496,000.00	356	360	356	360	4	1,595.33
7	9.000	749,382.93	732,800.00	475	480	355	360	5	1,868.37
8	8.832	22,672,167.77	22,440,950.00	356	360	356	360	4	76,429.78
9	8.593	6,392,942.22	6,309,200.00	476	480	356	360	4	17,876.44
10	8.875	591,581.79	584,000.00	354	360	354	360	6	1,878.38
11	8.765	1,191,586.91	1,179,250.00	356	360	356	360	4	3,947.73
12	8.750	74,498.03	74,250.00	359	360	359	360	1	293.38
13	8.950	28,958,692.81	28,662,650.00	356	360	356	360	4	95,105.83
14	9.077	10,806,216.87	10,669,900.00	477	480	357	360	3	28,777.06
15	9.250	176,121.97	174,400.00	356	360	356	360	4	560.94
16	8.905	2,324,524.52	2,287,000.00	355	360	355	360	5	7,503.51
17	8.872	3,537,148.81	3,497,800.00	355	360	355	360	5	11,250.30
18	8.700	827,007.32	809,200.00	351	360	351	360	9	3,266.57
19	8.999	123,455,356.09	122,186,800.50	356	360	356	360	4	407,127.27
20	9.011	45,011,917.24	44,425,450.00	477	480	357	360	3	119,048.73
21	9.500	524,853.03	520,000.00	357	360	357	360	3	1,672.53
22	8.456	873,239.29	865,200.00	357	360	357	360	3	3,107.67
23	8.478	845,204.56	840,400.00	478	480	358	360	2	2,431.44
24	9.000	342,888.10	340,000.00	358	360	358	360	2	1,093.57
25	8.875	443,491.14	437,400.00	476	480	356	360	4	1,158.43
26	9.500	408,141.53	400,000.00	352	360	352	360	8	1,909.66
27	8.587	4,430,046.88	4,712,550.00	358	360	358	360	2	15,764.09
28	8.500	391,488.93	390,000.00	479	480	359	360	1	1,232.95
29	8.830	3,813,297.64	3,785,150.00	358	360	358	360	2	12,788.58
30	8.642	3,787,702.79	3,758,500.00	478	480	358	360	2	10,453.63
31	8.409	296,050.53	295,500.00	359	360	359	360	1	1,001.04
32	8.500	241,115.38	236,250.00	351	360	351	360	9	815.35
33	9.500	100,354.55	98,800.00	352	360	352	360	8	486.04
34	8.604	9,287,200.83	9,221,450.00	358	360	358	360	2	32,406.50
35	8.598	8,375,506.17	8,314,350.00	478	480	358	360	2	23,317.00
36	8.999	945,042.85	932,500.00	356	360	356	360	4	3,218.25
37	8.875	199,856.21	196,800.00	356	360	356	360	4	679.2
38	9.250	478,944.42	472,000.00	477	480	357	360	3	1,308.25
39	8.750	575,000.00	575,000.00	359	360	359	360	1	1,984.44
40	8.375	194,135.26	193,500.00	359	360	359	360	1	715.21
41	8.485	1,251,695.78	1,247,200.00	359	360	359	360	1	4,514.81
42	8.500	330,720.66	328,000.00	477	480	357	360	3	950.66
43	8.500	352,000.00	352,000.00	360	360	360	360	0	1,214.82
44	8.697	3,512,480.67	3,487,500.00	357	360	357	360	3	12,675.82
45	8.375	795,232.01	792,000.00	479	480	359	360	1	2,295.49
46	8.519	1,794,112.53	1,779,900.00	358	360	358	360	2	6,222.18
47	8.750	1,242,104.39	1,234,500.00	478	480	358	360	2	3,653.94
48	9.375	920,000.00	920,000.00	476	480	356	360	4	2,781.16
49	8.250	302,794.70	303,000.00	355	360	355	360	5	1,118.43
50	9.375	217,182.82	216,000.00	354	360	354	360	6	797.3
51	9.478	2,304,899.83	2,292,000.00	354	360	354	360	6	8,314.93
52	9.187	9,712,020.57	9,666,600.00	355	360	355	360	5	35,772.22
53	9.341	2,836,086.00	2,827,800.00	474	480	354	360	6	8,651.91
54	8.875	244,538.74	241,300.00	356	360	356	360	4	952.17
55	9.250	525,178.56	520,000.00	356	360	356	360	4	1,919.42
56	8.750	370,648.08	370,000.00	359	360	359	360	1	1,516.54
57	8.500	718,559.67	716,100.00	479	480	359	360	1	2,612.71
58	8.375	157,801.74	156,000.00	477	480	357	360	3	492.34
59	8.432	630,372.92	628,350.00	359	360	359	360	1	2,392.23
60	8.750	309,392.14	308,000.00	479	480	359	360	1	853.69
61	8.704	1,083,804.48	1,079,050.00	359	360	359	360	1	4,221.25
62	8.750	442,884.78	441,400.00	479	480	359	360	1	1,641.80
63	8.500	399,359.93	396,000.00	357	360	357	360	3	1,562.62
64	8.519	7,132,377.53	7,097,355.00	358	360	358	360	2	27,571.68
65	8.447	5,497,993.33	5,462,750.00	478	480	358	360	2	17,776.55
66	8.875	135,425.57	134,400.00	356	360	356	360	4	602.77
67	8.125	416,950.97	416,000.00	359	360	359	360	1	1,865.70
68	8.500	593,841.14	593,200.00	359	360	359	360	1	2,551.30
69	8.750	108,272.51	108,000.00	359	360	359	360	1	514.99
70	8.711	1,407,722.47	1,399,650.00	357	360	357	360	3	6,036.38
71	8.375	427,259.75	425,000.00	478	480	358	360	2	1,840.20
72	8.468	1,153,337.56	1,148,300.00	358	360	358	360	2	4,932.69
73	8.750	349,505.38	348,700.00	479	480	359	360	1	1,737.22
74	8.750	400,184.72	400,000.00	479	480	359	360	1	1,731.95
75	8.125	220,440.53	220,000.00	359	360	359	360	1	1,049.05
76	8.581	812,595.61	810,000.00	359	360	359	360	1	3,862.40
77	8.182	909,011.93	908,600.00	360	360	360	360	0	4,427.04
78	8.519	3,540,685.75	3,532,900.00	359	360	359	360	1	17,092.04

Loan Number	ARM Index	Gross Margin (%)	Months to Pmt Reset	Life Cap (%)	Life Floor (%)	Prepayment Penalty Term (months)	Prepayment Penalty Description	Max Negative Amortization (%)
1	One-Year MTA	3.958	9	11.721	3.958	0	None	110
2	One-Year MTA	3.442	12	11.950	3.442	0	None	110
3	One-Year MTA	3.996	10	11.950	3.996	6	Six Months of Interest on 80%	110
4	One-Year MTA	3.899	11	11.950	3.899	6	Six Months of Interest on 80%	110
5	One-Year MTA	3.237	4	9.950	3.237	12	Two Months of Interest on 67%	110
6	One-Year MTA	3.700	9	11.950	3.700	12	2%	110
7	One-Year MTA	3.950	8	11.950	3.950	12	2%	110
8	One-Year MTA	3.853	9	11.628	3.853	12	Six Months of Interest on 80%	110
9	One-Year MTA	3.557	9	11.487	3.557	12	Six Months of Interest on 80%	110
10	One-Year MTA	3.800	7	10.872	3.800	24	Two Months of Interest on 67%	110
11	One-Year MTA	3.705	9	11.664	3.705	24	2%	110
12	One-Year MTA	3.750	12	11.950	3.750	24	2%-1%	110
13	One-Year MTA	3.918	9	11.520	3.918	24	Six Months of Interest on 80%	110
14	One-Year MTA	4.047	10	11.622	4.047	24	Six Months of Interest on 80%	110
15	One-Year MTA	4.250	9	11.950	4.250	36	1%	110
16	One-Year MTA	3.909	8	11.125	3.909	36	Two Months of Interest on 67%	110
17	One-Year MTA	3.864	8	11.022	3.864	36	2%	110
18	One-Year MTA	3.699	4	9.950	3.699	36	Three Months of First-Year Interest	110
19	One-Year MTA	3.989	9	11.558	3.989	36	Six Months of Interest on 80%	110
20	One-Year MTA	3.999	10	11.565	3.999	36	Six Months of Interest on 80%	110
21	One-Year MTA	4.450	10	11.950	4.450	36	Lesser of 2% or Two Months of Interest	110
22	One-Year MTA	3.442	10	11.240	3.442	0	None	115
23	One-Year MTA	3.413	11	11.950	3.413	0	None	115
24	One-Year MTA	4.000	11	11.950	4.000	6	Six Months of Interest on 80%	115
25	One-Year MTA	3.800	9	11.950	3.800	6	Six Months of Interest on 80%	115
26	One-Year MTA	4.525	5	11.450	4.525	12	2%	115
27	One-Year MTA	3.558	11	11.611	3.558	12	Six Months of Interest on 80%	115
28	One-Year MTA	3.448	12	11.950	3.448	12	Six Months of Interest on 80%	115
29	One-Year MTA	3.795	11	11.552	3.795	24	Six Months of Interest on 80%	115
30	One-Year MTA	3.635	11	11.950	3.635	24	Six Months of Interest on 80%	115
31	One-Year MTA	3.341	12	11.950	3.341	36	2%	115
32	COFI	3.500	4	9.950	3.500	36	Three Months of First-Year Interest	115
33	COFI	4.450	5	9.950	4.450	36	Six Months of Interest on 80%	115
34	One-Year MTA	3.579	11	11.763	3.579	36	Six Months of Interest on 80%	115
35	One-Year MTA	3.590	11	11.854	3.590	36	Six Months of Interest on 80%	115
36	One-Year MTA	3.935	21	11.950	3.935	12	Six Months of Interest on 80%	110
37	One-Year MTA	3.800	21	11.950	3.800	24	Six Months of Interest on 80%	110
38	One-Year MTA	4.250	22	11.950	4.250	36	Six Months of Interest on 80%	110
39	One-Year MTA	3.750	24	11.950	3.750	6	Six Months of Interest on 80%	115
40	One-Year MTA	3.300	24	11.950	3.300	12	Two Months of Interest on 67%	115
41	One-Year MTA	3.480	24	11.950	3.480	12	Six Months of Interest on 80%	115
42	One-Year MTA	3.450	22	11.950	3.450	12	Six Months of Interest on 80%	115
43	One-Year MTA	3.500	25	11.950	3.500	24	Two Months of Interest on 67%	115
44	One-Year MTA	3.674	22	11.795	3.674	24	Six Months of Interest on 80%	115
45	One-Year MTA	3.300	24	11.950	3.300	24	Six Months of Interest on 80%	115
46	One-Year MTA	3.497	23	11.950	3.497	36	Six Months of Interest on 80%	115
47	One-Year MTA	3.750	23	11.009	3.750	36	Six Months of Interest on 80%	115
48	One-Year MTA	4.300	9	11.950	4.300	0	None	110
49	One-Year MTA	3.225	8	9.950	3.225	24	Two Months of Interest on 67%	110
50	One-Year MTA	4.370	7	9.950	4.370	24	5%-4%	110
51	One-Year MTA	4.428	7	10.562	4.428	24	Six Months of Interest on 80%	110
52	One-Year MTA	4.184	8	10.928	4.184	36	Six Months of Interest on 80%	110
53	One-Year MTA	4.333	7	10.486	4.333	36	Six Months of Interest on 80%	110
54	One-Year MTA	3.800	33	11.950	3.800	24	Six Months of Interest on 80%	110
55	One-Year MTA	4.250	33	11.950	4.250	36	Six Months of Interest on 80%	110
56	One-Year MTA	3.750	36	11.950	3.750	0	None	115
57	One-Year MTA	3.488	36	11.950	3.488	0	None	115
58	One-Year MTA	3.400	34	11.950	3.400	6	Six Months of Interest on 80%	115
59	One-Year MTA	3.386	36	11.950	3.386	12	Six Months of Interest on 80%	115
60	One-Year MTA	3.750	36	11.950	3.750	12	Six Months of Interest on 80%	115
61	One-Year MTA	3.650	36	11.950	3.650	24	Six Months of Interest on 80%	115
62	One-Year MTA	3.750	36	11.950	3.750	24	Six Months of Interest on 80%	115
63	One-Year MTA	3.488	34	11.950	3.488	36	2%	115
64	One-Year MTA	3.499	35	11.950	3.499	36	Six Months of Interest on 80%	115
65	One-Year MTA	3.425	35	11.950	3.425	36	Six Months of Interest on 80%	115
66	One-Year MTA	3.850	45	11.950	3.850	36	Six Months of Interest on 80%	110
67	One-Year MTA	3.150	48	11.950	3.150	0	None	115
68	One-Year MTA	3.507	48	11.950	3.507	12	Six Months of Interest on 80%	115
69	One-Year MTA	3.750	48	11.950	3.750	24	2%	115
70	One-Year MTA	3.686	46	11.950	3.686	24	Six Months of Interest on 80%	115
71	One-Year MTA	3.350	47	11.950	3.350	24	Six Months of Interest on 80%	115
72	One-Year MTA	3.451	47	11.950	3.451	36	Six Months of Interest on 80%	115
73	One-Year MTA	3.750	48	11.950	3.750	36	Six Months of Interest on 80%	115
74	One-Year MTA	3.750	60	11.950	3.750	0	None	115
75	One-Year MTA	3.150	60	11.950	3.150	12	Six Months of Interest on 80%	115
76	One-Year MTA	3.567	60	11.950	3.567	24	Six Months of Interest on 80%	115
77	One-Year MTA	3.159	61	11.950	3.159	36	2%	115
78	One-Year MTA	3.501	60	11.950	3.501	36	Six Months of Interest on 80%	115

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown, at various constant percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class A-1 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	90	82	74	65	57
May 25, 2009	79	64	51	39	28
May 25, 2010	66	48	32	19	8
May 25, 2011	54	34	21	15	8
May 25, 2012	44	24	16	10	6
May 25, 2013	34	19	12	7	4
May 25, 2014	31	18	10	6	3
May 25, 2015	27	15	8	4	2
May 25, 2016	23	12	6	3	1
May 25, 2017	20	9	4	2	1
May 25, 2018	17	8	3	1	*
May 25, 2019	15	6	2	1	0
May 25, 2020	13	5	2	*	0
May 25, 2021	11	4	1	0	0
May 25, 2022	9	3	1	0	0
May 25, 2023	8	2	*	0	0
May 25, 2024	7	2	*	0	0
May 25, 2025	6	1	0	0	0
May 25, 2026	5	1	0	0	0
May 25, 2027	4	1	0	0	0
May 25, 2028	3	1	0	0	0
May 25, 2029	3	*	0	0	0
May 25, 2030	2	*	0	0	0
May 25, 2031	2	0	0	0	0
May 25, 2032	1	0	0	0	0
May 25, 2033	1	0	0	0	0
May 25, 2034	1	0	0	0	0
May 25, 2035	*	0	0	0	0
May 25, 2036	*	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	6.27	4.10	2.95	2.23	1.68
Average Life to Call**	5.91	3.80	2.72	2.05	1.55

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class A-2 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	90	82	74	65	57
May 25, 2009	79	64	51	39	28
May 25, 2010	66	48	32	19	8
May 25, 2011	54	34	21	15	8
May 25, 2012	44	24	16	10	6
May 25, 2013	34	19	12	7	4
May 25, 2014	31	18	10	6	3
May 25, 2015	27	15	8	4	2
May 25, 2016	23	12	6	3	1
May 25, 2017	20	9	4	2	1
May 25, 2018	17	8	3	1	*
May 25, 2019	15	6	2	1	0
May 25, 2020	13	5	2	*	0
May 25, 2021	11	4	1	0	0
May 25, 2022	9	3	1	0	0
May 25, 2023	8	2	*	0	0
May 25, 2024	7	2	*	0	0
May 25, 2025	6	1	0	0	0
May 25, 2026	5	1	0	0	0
May 25, 2027	4	1	0	0	0
May 25, 2028	3	1	0	0	0
May 25, 2029	3	*	0	0	0
May 25, 2030	2	*	0	0	0
May 25, 2031	2	0	0	0	0
May 25, 2032	1	0	0	0	0
May 25, 2033	1	0	0	0	0
May 25, 2034	1	0	0	0	0
May 25, 2035	*	0	0	0	0
May 25, 2036	*	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	6.27	4.10	2.95	2.23	1.68
Average Life to Call**	5.91	3.80	2.72	2.05	1.55
(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class A-3 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	90	82	74	65	57
May 25, 2009	79	64	51	39	28
May 25, 2010	66	48	32	19	8
May 25, 2011	54	34	21	15	8
May 25, 2012	44	24	16	10	6
May 25, 2013	34	19	12	7	4
May 25, 2014	31	18	10	6	3
May 25, 2015	27	15	8	4	2
May 25, 2016	23	12	6	3	1
May 25, 2017	20	9	4	2	1
May 25, 2018	17	8	3	1	*
May 25, 2019	15	6	2	1	0
May 25, 2020	13	5	2	*	0
May 25, 2021	11	4	1	0	0
May 25, 2022	9	3	1	0	0
May 25, 2023	8	2	*	0	0
May 25, 2024	7	2	*	0	0
May 25, 2025	6	1	0	0	0
May 25, 2026	5	1	0	0	0
May 25, 2027	4	1	0	0	0
May 25, 2028	3	1	0	0	0
May 25, 2029	3	*	0	0	0
May 25, 2030	2	*	0	0	0
May 25, 2031	2	0	0	0	0
May 25, 2032	1	0	0	0	0
May 25, 2033	1	0	0	0	0
May 25, 2034	1	0	0	0	0
May 25, 2035	*	0	0	0	0
May 25, 2036	*	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	6.27	4.10	2.95	2.23	1.68
Average Life to Call**	5.91	3.80	2.72	2.05	1.55

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-1 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	71
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	83	49	28	15	8
May 25, 2015	71	39	21	10	5
May 25, 2016	62	32	15	7	2
May 25, 2017	53	25	11	5	0
May 25, 2018	46	20	8	2	0
May 25, 2019	39	16	6	0	0
May 25, 2020	34	13	5	0	0
May 25, 2021	29	10	3	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	6	0	0	0
May 25, 2024	18	5	0	0	0
May 25, 2025	15	4	0	0	0
May 25, 2026	13	2	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	6	0	0	0	0
May 25, 2031	5	0	0	0	0
May 25, 2032	4	0	0	0	0
May 25, 2033	1	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.99	8.60	6.49	5.18	4.80
Average Life to Call**	11.08	7.86	5.93	4.73	4.39

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-2 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	83	49	28	15	8
May 25, 2015	71	39	21	10	5
May 25, 2016	62	32	15	7	0
May 25, 2017	53	25	11	5	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	6	0	0
May 25, 2020	34	13	4	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	6	0	0	0
May 25, 2024	18	5	0	0	0
May 25, 2025	15	2	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	6	0	0	0	0
May 25, 2031	5	0	0	0	0
May 25, 2032	1	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.94	8.50	6.43	5.12	4.50
Average Life to Call**	11.08	7.81	5.91	4.71	4.12

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-3 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	83	49	28	15	8
May 25, 2015	71	39	21	10	1
May 25, 2016	62	32	15	7	0
May 25, 2017	53	25	11	*	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	6	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	6	0	0	0
May 25, 2024	18	3	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	6	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.91	8.44	6.39	5.09	4.40
Average Life to Call**	11.07	7.79	5.90	4.70	4.05

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-4 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	86	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	83	49	28	15	8
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	7	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	6	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	6	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	4	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.87	8.41	6.37	5.06	4.36
Average Life to Call**	11.07	7.78	5.90	4.69	4.02

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-5 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	8
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	7	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	1	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.82	8.36	6.33	5.03	4.32
Average Life to Call**	11.07	7.77	5.89	4.69	4.00

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-6 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	86	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	83	49	28	15	8
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	0	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	0	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	1	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.78	8.32	6.30	5.01	4.28
Average Life to Call**	11.07	7.77	5.89	4.68	3.97

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-7 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	86	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	83	49	28	15	*
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	0	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	4	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	2	0	0	0
May 25, 2023	21	0	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	6	0	0	0	0
May 25, 2029	0	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.73	8.27	6.27	4.98	4.25
Average Life to Call**	11.07	7.76	5.89	4.68	3.97

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-8 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	0
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	0	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	0	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	9	0	0	0
May 25, 2022	25	0	0	0	0
May 25, 2023	21	0	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	0	0	0	0	0
May 25, 2029	0	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.66	8.21	6.22	4.94	4.20
Average Life to Call**	11.07	7.76	5.89	4.67	3.95

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-9 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	86	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	83	49	28	15	0
May 25, 2015	71	39	21	0	0
May 25, 2016	62	32	15	0	0
May 25, 2017	53	25	5	0	0
May 25, 2018	46	20	0	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	12	0	0	0
May 25, 2021	29	0	0	0	0
May 25, 2022	25	0	0	0	0
May 25, 2023	21	0	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	10	0	0	0	0
May 25, 2027	1	0	0	0	0
May 25, 2028	0	0	0	0	0
May 25, 2029	0	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.56	8.13	6.16	4.89	4.15
Average Life to Call**	11.07	7.76	5.88	4.68	3.94
(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Final Scheduled Distribution Dates

The final scheduled distribution date with respect to the Offered Certificates will be the distribution date in July 2037, which is the distribution date in the month following the month of the last possible scheduled monthly payment of a mortgage loan. Due to losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of certificates may be substantially earlier. In addition, the actual final distribution date may be later than the final scheduled distribution date.

DESCRIPTION OF THE CERTIFICATES

General

The Mortgage Backed Pass-Through Certificates, Series 2007-OA1 Certificates will consist of fifteen classes of certificates, twelve of which are offered hereby. Only the Offered Certificates are offered by this free writing prospectus.

The Class CE, Class R-X and the Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Offered Certificates. The Certificate Principal Balance of the Class CE Certificates as of any date of determination will be equal to aggregate Stated Principal Balance of the mortgage loans minus the aggregate Certificate Principal Balance of all other classes of certificates and will be entitled to distributions as provided in the Agreement. The Class R-X Certificates and Class R Certificates will not have a principal balance and will not be entitled to distributions of interest.

Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page 5 hereof and will have the Pass-Through Rate as defined under “Glossary” in this free writing prospectus. The Pass-Through Rate on each class of the Class A Certificates and Class M Certificates will be limited to the Available Funds Cap Rate. The holders of the Class A Certificates and Class M Certificates will not be entitled to recover interest in excess of the Available Funds Cap Rate on any future distribution date, except to the extent of available Net Monthly Excess Cashflow deposited in the Available Funds Shortfall Reserve Fund as provided in “—Overcollateralization Provisions” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this free writing prospectus, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this free writing prospectus to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to certificateholders in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this free writing prospectus.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Securities Administrator designated by the Securities Administrator from time to time for these purposes. The Securities Administrator has initially designated its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Transfer Unit, for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Securities Administrator in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificateholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, certificateholders will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. Accordingly, certificateholders may experience delays in their receipt of payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificateholders will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and certificateholders will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective certificateholders. Accordingly, although certificateholders will not possess definitive certificates, the Rules provide a mechanism by which certificateholders, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, certificateholders may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Custodian, the Subservicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (2) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of an event of default, certificateholders representing in the aggregate not less than 51% of the voting rights of the Book-Entry Certificates advise the Securities Administrator and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the certificateholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to notify all certificateholders through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual certificateholders, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Calculation of One-Month LIBOR for the Class A Certificates and Class M Certificates

On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR for the next Accrual Period for the Class A Certificates and Class M Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Reuters Screen LIBOR01 Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

On each LIBOR Determination Date, if the rate does not appear or is not available on Reuters Screen LIBOR01 Page, One-Month LIBOR for the related Accrual Period for the Class A Certificates and Class M Certificates will be established by the Securities Administrator as follows:

(a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to Class A Certificates and Class M Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Available Funds

Distributions to holders of the Class A Certificates and Class M Certificates will be made on each distribution date from the Available Distribution Amount.

Interest Distributions on the Class A Certificates and Class M Certificates

On each distribution date the Securities Administrator shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Funds for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the remaining Interest Funds for such distribution date:

(i) to the Class A Certificates, pro rata based on entitlement, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such class for such distribution date; and

(ii) from the remaining Interest Funds, sequentially to the Class M-1, Class M-2, , Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Monthly Interest Distributable Amount for each such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Subservicer or Servicer will be allocated, first, in reduction of amounts otherwise distributable to the Class CE Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class A Certificates and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.

Principal Distributions on the Class A Certificates and Class M Certificates

Except as provided below, on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of the Class A Certificates and Class M Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(i) first, concurrently to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, until the Certificate Principal Balances of each such class is reduced to zero; and

(ii) from the remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Certificates and Class M Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(i) first, the Class A Principal Distribution Amount concurrently to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, until their Certificate Principal Balances are reduced to zero; and

(ii) from the remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount up to the related Subordinate Class Principal Distribution Amount for such class, in each case until its Certificate Principal Balance has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on or after the Stepdown Date on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Issuing Entity of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Allocation of Net Deferred Interest

On each Distribution Date, Net Deferred Interest will be allocated among Class A Certificates and Class M Certificates in an amount equal to the excess, if any, for each such class of:

•	the amount of interest that accrued on such class of certificates at its respective Pass-Through Rate during the related Accrual Period related to that Distribution Date, over

•	the amount of current interest that would have accrued had the Pass-Through Rate for that class of certificates equaled the Adjusted Cap Rate for that Distribution Date.

Any Net Deferred Interest allocated to a class of certificates will be added to the Certificate Principal Balance of that class of certificates.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, excess interest and overcollateralization, as described under “—Overcollateralization Provisions” below.

The rights of the holders of the Subordinate Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Certificates.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates and the Class CE Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distributions on the Subordinate Certificates and the Class CE Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates and the Class CE Certificates.

The rights of the holders of Subordinate Certificates with higher payment priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Subordinate Certificates with lower payment priorities and the rights of the holders of the Subordinate Certificates to receive distributions will be senior to the rights of the holders of the Class CE Certificates to receive distributions, in each case to the extent described in this free writing prospectus.

The subordination feature is intended to enhance the likelihood of regular receipt of principal and interest distributions by the holders of more senior certificates of distributions and to afford such holders protection against Realized Losses.

Overcollateralization Provisions

Interest collections on the mortgage loans are expected to be generated in excess of the fees and expenses payable by the Issuing Entity and the amount of interest payable to the holders of the Class A Certificates and Class M Certificates. In addition, on or after the Stepdown Date, so long as no Trigger Event is in effect, the Overcollateralized Amount may be reduced by the application of the Overcollateralization Release Amount.

The Agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as follows:

(i) to the holders of the class or classes of Class A Certificates and Class M Certificates then entitled to receive distributions in respect of principal, up to an amount equal to any Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Class A Certificates and Class M Certificates” above;

(ii)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case up to an amount equal to the sum of the Unpaid Interest Shortfall Amount for each such class for such distribution date;

(iii) sequentially, to the Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case up to an amount equal to the Allocated Realized Loss Amount for each such class;

(iv) to the Available Funds Shortfall Reserve Fund to the extent needed to pay any Available Funds Shortfall Amount for the Class A Certificates, on a pro rata basis, based on the entitlement of each such class; provided that any Net Monthly Excess Cashflow so allocated to Available Funds Shortfall Reserve Fund shall be allocated to pay the Available Funds Shortfall Amounts owed to these certificates and will be distributed to each such class of certificates with respect to which there remains any unpaid Available Funds Shortfall Amount, on a pro rata basis, based on the amount of such unpaid Available Funds Shortfall Amount;

(v) to the Available Funds Shortfall Reserve Fund to the extent needed to pay any Available Funds Shortfall Amount for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, based on the entitlement of each such class; provided that any Net Monthly Excess Cashflow so allocated to Available Funds Shortfall Reserve Fund shall be allocated to pay the Available Funds Shortfall Amounts owed to these certificates and will be distributed to each such class of certificates with respect to which there remains any unpaid Available Funds Shortfall Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case up to an amount of such unpaid Available Funds Shortfall Amount; and

(vi) to the holders of the Class CE, Class R-X and the Class R Certificates, as provided in the Agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Trust Fund, while the Certificates are outstanding.

All fees are expressed as a percentage, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicer Fee(1)(2)	0.0125% per annum	Mortgage Loan Collections
Servicer Fee(2)	0.3750% per annum	Mortgage Loan Collections

(1)	The Master Servicer receives a single combined fee that covers both of the function of the Securities Administrator and the Master Servicer.
(2)	The Master Servicing Fee and Servicing Fee are each paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.

In addition to the foregoing, the fee of the Master Servicer and the Securities Administrator will also include interest earned on investments in the Certificate Account. The Master Servicer will also pay the Trustee’s fee and the Custodian’s fee.

The Servicer will pay the Subservicer’s fee pursuant to the subservicing agreement.

Allocation of Losses; Subordination

Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to Net Monthly Excess Cashflow, through a distribution of the Extra Principal Distribution Amount for that distribution date, second, in reduction of the Overcollateralized Amount, which will also result in a reduction of the Certificate Principal Balance of the Class CE Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, eleventh, to the Class M-1 Certificates, twelfth, to the Class A-3 Certificates, and thirteenth, to the Class A-2 Certificates, in each case in until the Certificate Principal Balance thereof is reduced to zero.

Once Realized Losses have been allocated to the Class A-2, Class A-3 or Class M Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Class A-2, Class A-3 or Class M Certificates from Net Monthly Excess Cashflow from the mortgage loans, according to the priorities set forth under “—Overcollateralization Provisions” above.

The Agreement does not permit the allocation of Realized Losses to the Class A-1 Certificates. Investors in these securities should note that although Realized Losses will not be allocated to their securities, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their securities all interest and principal amounts to which they are then entitled.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class A-2, Class A-3 or Class M Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class A-2, Class A-3 or Class M Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of certificates, and so on. Holders of such certificates will not be entitled to any payment in respect of any Monthly Interest Distributable Amount on the amount of such increases for any Accrual Period preceding the distribution date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each certificate of such class in accordance with its respective percentage interest.

P&I Advances

Subject to the following limitations, the Subservicer will be required pursuant to the related subservicing agreement to advance on or prior to each servicer remittance date, an amount equal to the monthly minimum payment which was due on the related mortgage loan during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Advances made by the Subservicer will be made from its own funds or funds in the related Custodial Account that are not required to be remitted by such Subservicer to the Master Servicer for deposit to the Certificate Account for the related distribution date. If the Subservicer fails to make any required advances, the Servicer will be obligated to do so.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Servicer or the Subservicer, as applicable, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

Neither the Subservicer nor the Servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Servicer or the Subservicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Servicer or the Subservicer, as applicable, to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Subservicer, as applicable, out of any funds in the Certificate Account prior to the distributions on the certificates. In the event the Subservicer and the Servicer fails in their respective obligations to make any such advance, the Master Servicer, as successor Servicer, will be obligated to make any such advance, to the extent required in the Agreement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the Servicer or the Subservicer to be in the best interest of the certificateholders, the Servicer or Subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the Sponsor’s standards. The mortgage note related to a mortgage loan cannot be extended beyond the maturity thereof. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-off Date, but not less than the Servicing Fee Rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the free writing prospectus) payable on the offered securities will not be affected by the servicing modification.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission after the initial issuance of the certificates. The Issuing Entity created under the Agreement will consist of the following: (1) the mortgage loans; (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date); (3) the amounts on deposit in the Certificate Account; (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Servicer or the Subservicer in respect of the mortgage loans; (5) an assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement; and (6) proceeds of the foregoing. The Offered Certificates will be transferable and exchangeable at the office designated by the Securities Administrator for such purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Alliance Securities Corp., 1000 Marina Boulevard, Suite 100, Brisbane, California 94005 and its phone number is (650) 952-1000.

Assignment of the Mortgage Loans

The Depositor will deliver to the Custodian on behalf of the Trustee with respect to each mortgage loan (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan or a lost note affidavit with indemnity, (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan.

In addition, the Sponsor made certain representations and warranties to the Depositor in the mortgage loan purchase agreement with respect to the mortgage loans. The Trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(a) The information set forth in the mortgage loan schedule is true and correct in all material respects as of the Closing Date; provided, however, that the Sponsor makes no representation with respect to any field in the mortgage loan schedule regarding the occupancy of the property other than to confirm that the stated occupancy was that made by the related mortgagor in the related loan application;

(b) Immediately prior to the sale of the mortgage loans pursuant to the mortgage loan purchase agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement;

(c) As of the Closing Date, the improvements on each mortgaged property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the mortgaged property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such mortgage loan or the outstanding principal balance of the mortgage loan, but in no event in an amount less than an amount that is required to prevent the mortgagor from being deemed to be a co-insurer thereunder;

(d) Except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and, to the Sponsor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(e) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(f) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements;

(g) As of the Closing Date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor, any of its respective affiliates nor any servicer has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(h) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the Trustee on behalf of the certificateholders; and

(i) At the time of origination, each mortgaged property was the subject of an appraisal which conforms to the underwriting requirements of the Sponsor; the mortgage file contains an appraisal of the applicable mortgaged property.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of the certificateholders or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such mortgage loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan, in each case in the manner and subject to the conditions set forth in mortgage loan purchase agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity and the certificateholders against the Sponsor.

The Trustee will be required under the Agreement to use reasonable efforts to enforce this repurchase for the benefit of the certificateholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. In instances where the Sponsor is unable, or disputes its obligation, to repurchase affected mortgage loans, the Trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the Sponsor that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the Offered Certificates. In accordance with the above described practices, the Trustee will not be required to enforce any repurchase obligation of the Sponsor arising from any misrepresentation by the Sponsor, if the Trustee receives an opinion of counsel or an officer’s certificate stating that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Sponsor fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party.

Neither the Depositor nor the Trustee will be obligated to repurchase a mortgage loan if the Sponsor defaults on its obligation to do so, and no assurance can be given that the Sponsor will carryout its repurchase obligations. A default by the Sponsor is not a default by the Depositor or by the Trustee.

The Trustee

Deutsche Bank National Trust Company (“DBNTC”) will be the Trustee under the Agreement. The Trustee’s “Corporate Trust Office” is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - AB07O1, or such other address as the Trustee may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer, the Servicer and the Securities Administrator. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has been and currently is acting as Trustee for numerous asset-backed securities transactions involving similar pool assets to those found in this transaction.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Trustee will perform administrative functions on behalf of the issuing entity and for the benefit of the certificateholders pursuant to the terms of the Agreement. The Trustee’s duties are limited solely to its express obligations under the Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the Subservicer or Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by the Servicer); (iv) providing any notifications of default; (v) waiving any permitted defaults; and (vi) all other administrative functions as set forth under the Agreement. See “Pooling and Servicing Agreement” in this free writing prospectus.

DBNTC also will act as a Custodian of the mortgage files pursuant to the a separate custodial agreement. Please see “The Custodian” below.

Trust Administration

In the event the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Agreement prior to the appointment of a successor, the Trustee is obligated to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed under the terms of the Agreement, a successor Trustee shall promptly be appointed by the Securities Administrator. If no such successor trustee is appointed within the 30 day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

As compensation to the Trustee in respect of its obligations under the Agreement, the Trustee’s annual fee will be paid by the Master Servicer pursuant to a separate agreement between the Trustee and the Master Servicer, and such compensation will not be an expense of the Trust.

The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the issuing entity against any loss, liability or expense set forth in the Agreement. In addition, the Trustee shall be indemnified by the Servicer for any losses, liabilities or expenses resulting from the Servicer’s breach of its obligations as provided in the Agreement. The Trustee’s duties are limited solely to its express obligations under the Agreement.

The Trustee, prior to the occurrence of an event of default of the Master Servicer and after the curing or waiver of all events of default of the Master Servicer which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Agreement as duties of the Trustee, including:

(a) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Agreement.

(b) Except for those actions that the Trustee is required to take under the Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Agreement.

If an event of default of the Master Servicer has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Agreement. Such rights and powers may include:

(a) Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

(b) The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Agreement.

(c) Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

If an event of default of the Master Servicer shall occur, then, and in each and every such case, so long as such event of default of the Master Servicer shall not have been remedied, the Trustee or the certificateholder entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the Trust Fund, other than its rights as a certificateholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the Certificates (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the related subservicing agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Certificate Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee or another successor appointed as set forth in the Agreement shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make P&I Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Certificate Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as in this free writing prospectus above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. The Depositor, the Trustee and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to certificateholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default of the Master Servicer, the Trustee shall transmit by mail to all certificateholders notice of each such event of default of the Master Servicer hereunder known to the Trustee, unless such event of default of the Master Servicer shall have been cured or waived.

Upon written request of three or more certificateholders of record, for purposes of communicating with other certificateholders with respect to their rights under the Agreement, the Trustee will afford such certificateholders access during business hours to the most recent list of certificateholders held by the Trustee.

The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of the Trustee’s obligations and duties under the Agreement or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Agreement.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the trustee if the Trustee ceases to be eligible to continue under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of the circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at anytime by the holders of Certificates evidencing not less than 51% of the voting rights in the Issuing Entity. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Reports to Certificateholders

On each distribution date, the Securities Administrator will make available to each certificateholder a statement more specifically described in the Agreement but generally setting forth, among other information:

• the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

• the total cash flows received and the general sources thereof;

• the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

• the amount, if any, of the distribution allocable to principal (by class);

• the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

• the amount, if any, of the distribution allocable to prepayment premiums;

• the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

• interest rates, as applicable, to the pool assets and securities;

• the beginning and ending balance of the Available Funds Shortfall Reserve Fund, if any, together with any material activity;

• the outstanding principal balance of each class after giving effect to the distribution of principal on the distribution date;

• the aggregate amount of P&I Advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

• information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

• pursuant to the methodology in the Agreement, the number and aggregate principal balance of any mortgage loans in the mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

• the book value of any real estate acquired by the Issuing Entity through foreclosure or by a deed in lieu of foreclosure;

• any Net Deferred Interest allocated to any classes;

• any other material information as required under the Agreement.

The Securities Administrator will make the monthly statement available through its website which shall initially be located at www.ctslink.com. Assistance in using the website can currently be obtained by calling the Securities Administrator’s investor relations desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The location of such web page and the procedures used therein are subject to change from time to time at the Securities Administrator’s discretion. The Securities Administrator shall have the right to change the way monthly distribution statements are distributed in order to make such distribution more convenient and/or more accessible to interested parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes. The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such monthly statements, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto). As a condition to access the Securities Administrator’s website, the Securities Administrator may require registration and the acceptance of a disclaimer. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of certificates contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Reports to Certificateholders.

The Master Servicer and the Securities Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and as Securities Administrator under the Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicer(s) may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Under the terms of the Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

The Master Servicer will not ultimately be responsible for the performance of the servicing activities by the Servicer or the Subservicer. If the Servicer commits an event of default under the Agreement, then the Master Servicer is obligated to terminate the Servicer and the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) will become successor servicer, as provided in the Agreement. See “Servicing of the Mortgage Loans—Servicer Event of Default; Servicer Indemnity” in this free writing prospectus.

In addition, on behalf of the Servicer, the Subservicer shall be required to provide to the Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the Servicer or the Subservicer, as applicable, has determined that there is a Realized Loss with respect to a mortgaged property, the Master Servicer shall review and approve all Realized Loss calculations contained in such liquidation report.

As compensation for its services under the Agreement, the Master Servicer shall be entitled to the Master Servicing Fee and investment income on the funds on deposit in the Certificate Account. The Master Servicer will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to the payment of any amounts to the certificateholders.

Upon written request of three or more certificateholders of record, for purposes of communicating with other certificateholders with respect to their rights under the Agreement, the Securities Administrator will afford such certificateholders access during normal business hours to the most recent list of certificateholders held by the Securities Administrator.

The Agreement will provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Master Servicer, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Master Servicer’s performance, in accordance with the provisions of the Agreement) incurred by the Master Servicer, in connection with any pending or threatened claim or legal action relating to the Agreement, the mortgage loans or the Certificates or incurred in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of the Master Servicer’s obligations, and duties under the Agreement or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Master Servicer’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Master Servicer’s obligations and duties under the Agreement.

The Custodian

Deutsche Bank National Trust Company (“DBNTC”) will act as a custodian of the mortgage files pursuant to the custodial agreement. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Custodian on behalf of the Trustee. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the custodial agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their content.

The Subservicer

The mortgage loans will be subserviced by GMAC Mortgage, LLC.

GMAC

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the three months ended March 31, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	1,469,628	1,455,919	1,392,870	1,323,249	1,308,284
Dollar Amount of Loans	$207,037	$203,894	$186,364	$165,521	$153,601
Percentage Change from Prior Year	1.54%	9.41%	12.59%	7.76%	2.11%
Prime non-conforming mortgage loans
No. of Loans	66,981	67,462	69,488	53,119	34,041
Dollar Amount of Loans	$31,797	$32,220	$32,385	$23,604	$13,937
Percentage Change from Prior Year	(1.31)%	(0.51)%	37.20%	69.36%	11.12%
Government mortgage loans
No. of Loans	179,431	181,563	181,679	191,844	191,023
Dollar Amount of Loans	$18,692	$18,843	$18,098	$18,328	$17,594
Percentage Change from Prior Year	(0.80)%	4.12%	(1.25)%	4.17%	(16.91)%
Second-lien mortgage loans
No. of Loans	544,830	514,085	392,261	350,334	282,128
Dollar Amount of Loans	$22,446	$20,998	$13,034	$10,374	$7,023
Percentage Change from Prior Year	6.90%	61.10%	25.64%	47.71%	5.36%
Total mortgage loans serviced
No. of Loans	2,260,870	2,219,029	2,036,298	1,918,546	1,815,476
Dollar Amount of Loans	279,972	$275,955	$249,881	$217,827	$192,155
Percentage Change from Prior Year	1.46%	10.43%	14.72%	13.36%	0.71%

Billing and Payment Procedures. As Subservicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee. The principal compensation to be paid to the Subservicer of the mortgage loans will be a subservicing fee paid pursuant to the subservicing agreement. As additional servicing compensation, the Subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the custodial account in respect of mortgage loans serviced by it. Neither the Subservicer or the Servicer is entitled to retain any prepayment charges or penalties. The Servicer is obligated to offset, or cause the Subservicer to offset, any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the Servicing Fee for such Due Period. As additional compensation, the Servicer or the Subservicer will be entitled to receive any Prepayment Interest Excess with respect to the mortgage loans. The Servicer, or the Subservicer on its behalf, is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Servicer or the Subservicer in connection with its responsibilities under the Agreement or the related subservicing agreement. However, the Servicer or the Subservicer is entitled to reimbursement therefor as provided in the Agreement or the subservicing agreement.

The Subservicer will be required to represent that it will accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates and the Subordinate Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class CE Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class R Certificates. The voting rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Termination

The Servicer will have the option on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 10% of the Cut-off Date Balance to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates. If the Servicer does not exercise its option to purchase the mortgage loans, the Master Servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates on any distribution date that the aggregate Stated Principal Balance of the mortgage loans, remaining in the trust has been reduced to less than or equal to 1% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date.

Any such purchase of mortgage loans and other assets of the Issuing Entity shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed and (c) any outstanding amounts owed to the Master Servicer, Securities Administrator, Trustee, Servicer, Subservicer and Custodian.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

The obligations created by the Agreement (other than the limited payment and notice obligations of the Securities Administrator, Trustee and Depositor, respectively) will terminate upon the payment to certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to the Agreement following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property subject thereto and (2) the purchase of the mortgage loans and other assets of the Issuing Entity by the Servicer or the Depositor or by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below).

In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Securities Administrator which will be specified in the notice of termination.

The early termination may adversely affect the yield to holders of the Offered Certificates. An optional purchase of the mortgage loans in the Issuing Entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the Offered Certificates. If a REMIC election has been made, the termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the Issuing Entity or any certificateholder as sellers of the assets of the Issuing Entity.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans will be serviced and administered pursuant to the Agreement and a subservicing agreement. The following summaries describe the material servicing-related provisions that appear in the Agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The Servicer, will be obligated under the Agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the certificateholders, in accordance with applicable law, the terms of the Agreement, the mortgage loans and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the Servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the Servicer will cause the Subservicer to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The Subservicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standards of and the terms of the Agreement and the servicing standards generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the Issuing Entity. Consistent with the foregoing, the Servicer or the Subservicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan only if such waiver would maximize recovery of the total proceeds taking into account the value of such prepayment premium and related mortgage loan and doing so is standard and customary in servicing mortgage loans similar to the mortgage loans (including any waiver of a prepayment premium in connection with the refinancing of a mortgage loan that is related to a default or reasonably foreseeable default). In no event will the Servicer or the Subservicer waive a prepayment premium in connection with the refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

Under the Agreement, the Servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans, the Servicer, for example, may allow the Subservicer to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the Subservicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan.

All of the mortgage loans contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the Servicer or the Subservicer, as applicable, will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize any applicable credit enhancement arrangements. If applicable law prevents the Servicer or Subservicer, as applicable, from enforcing a due-on-sale or due-on-encumbrance clause or if the Servicer or Subservicer, as applicable, determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the Servicer or Subservicer, as applicable, may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the Servicer or Subservicer, as applicable, shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The Servicer or the Subservicer, as applicable, may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the Servicer or Subservicer for processing these requests will be retained by the Servicer or Subservicer, as applicable, as additional servicing compensation.

The Servicer or Subservicer, as applicable, will also be required to perform other customary functions of a servicer of comparable loans, including, if applicable, maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement.

Subservicers

The Servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers including but not limited to the Subservicer, but the Servicer will remain liable for its obligations under the Agreement. The Servicer will be solely liable for all fees owed by it to the Subservicer, regardless of whether the Servicer’s compensation pursuant to the Agreement is sufficient to pay the Subservicer’s fees. The Subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the Servicer will be required, in a manner consistent with the servicing standards set forth in the Agreement, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, a determination regarding whether to proceed with the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standards set forth in the Agreement. In addition, neither the Servicer or the Subservicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related certificateholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds.

Neither the Servicer or the Subservicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The Servicer will not be liable to the certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the Servicer or Subservicer, as applicable, may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Servicer or Subservicer, as applicable, is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the Issuing Entity if it has not been removed previously. The Servicer or Subservicer, as applicable, may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the Servicer (or any subservicer) from any amounts otherwise distributable to holders of Offered Certificates, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the Servicer or Subservicer, as applicable, may pass through less than the full amount it expects to receive from the related mortgage loan; however, the Servicer or Subservicer, as applicable, may only do this if the it reasonably believes it will maximize the proceeds to the certificateholders in the aggregate. To the extent the Servicer or Subservicer, as applicable, receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Subsequent Recoveries. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most senior class of certificates that has been allocated Realized Losses may be increased. However, the holders of any Offered Certificates whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their certificates was lower.

A defaulted mortgage loan may be removed from the Issuing Entity prior to the final liquidation thereof. In addition, the Agreement grants to the Servicer a right of first refusal to purchase from the Issuing Entity, at the purchase price as provided in the Agreement, any mortgage loan as to which a specified number of scheduled payments are delinquent. This purchase price may be insufficient to fully fund the entitlements of certificateholders to principal and interest.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of certificateholders. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect so long as the REO Mortgage Loan is considered to remain in the issuing entity.

If title to any mortgaged property is acquired by the Issuing Entity, the Servicer, on behalf of the Issuing Entity, will be required to sell the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Servicer or Subservicer, as applicable, generally will be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by the Issuing Entity, the Servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the Servicer and the Subservicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Issuing Entity will realize a loss in the amount of the difference. The Servicer and the Subservicer will each be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the Servicer will be entitled to retain the gain as additional servicing compensation.

Servicer Event of Default; Servicer Indemnity

The Master Servicer will supervise, monitor and oversee the performance by the Servicer of its obligations under the Agreement. If an event of default of the Servicer has occurred and has not been cured or waived, the Master Servicer shall exercise such of the rights and powers vested in it by the Agreement. Such rights and powers may include:

(a) Execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

(b) Pursuant to the terms of the Agreement, the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) will become, or appoint another party as, the successor in all respects to the Servicer after the Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Servicer by the terms and provisions of the Agreement.

(c) Upon any termination or appointment of a successor to the Servicer, the Master Servicer shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

If an event of default of the Servicer shall occur, then, and in each and every such case, so long as such event of default of the servicer shall not have been remedied, the Master Servicer or the certificateholder entitled to at least 51% of the voting rights, by notice in writing to the Servicer (and to the Master Servicer if given by such Holders of Certificates), with a copy to the Rating Agencies, shall terminate all of the rights and obligations (but not the liabilities) of the Servicer and in and to the Trust Fund, other than its rights as a certificateholder; provided, however, that the successor to the Servicer shall have accepted the duties of Servicer effective upon the resignation or termination of the Servicer. On or after the delivery to the Servicer of such notice, all authority and power of the Servicer, whether with respect to the Certificates (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer), and, without limitation, the Subservicer (or, if applicable, the Master Servicer) is authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Servicer. The Servicer agrees to cooperate with (and pay any related costs and expenses of) the Subservicer (or, if applicable, the Master Servicer) in effecting the termination of the Servicer’s responsibilities and right, including, without limitation, the transfer to the Subservicer (or, if applicable, the Master Servicer) or another successor Servicer for administration by it of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; (ii) originals or copies of all documents of the Servicer reasonably requested by the Subservicer (or, if applicable, the Master Servicer) to enable a successor to assume the Servicer’s duties; (iii) the rights and obligations of the Servicer under the related subservicing agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Servicer or should have been deposited to the Certificate Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Servicer receives a notice of termination, the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) as successor servicer appointed as set forth in the Agreement, shall be the successor in all respects to the Servicer in its capacity as Servicer under the Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Servicer including the obligation to make P&I Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by the Agreement shall not be considered a default by the Subservicer as successor servicer. As compensation therefor, the Subservicer as successor servicer shall be entitled to all funds relating to the mortgage loans which the Servicer would have been entitled to charge to the Certificate Account if the Servicer had continued to act. If the Subservicer (or, if applicable, the Master Servicer) has become the successor to the Servicer, then notwithstanding the above, if the Subservicer (or, if applicable, the Master Servicer) shall be unwilling to so act, or shall be unable to so act, the Subservicer (or, if applicable, the Master Servicer) may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. Pending appointment of a successor to the Servicer, the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) shall act in such capacity as in this free writing prospectus above provided. In connection with such appointment and assumption, the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer. The Depositor, the Subservicer, the Master Servicer and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor Servicer be liable for the acts or omissions of the predecessor Servicer.

Upon any such termination or appointment of a successor to the Servicer, the Securities Administrator shall give prompt notice thereof to certificateholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default of the Servicer, the Securities Administrator shall transmit by mail to all certificateholders notice of each such event of default of the Servicer hereunder known to the Master Servicer, unless such event of default of the Servicer shall have been cured or waived.

The Agreement will provide that the Servicer and any director, officer, employee or agent of the Servicer will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Servicer, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Servicer’s performance, in accordance with the provisions of the Agreement) incurred by the Servicer, in connection with any pending or threatened claim or legal action relating to the Agreement, the mortgage loans or the Certificates or incurred in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of the Servicer’s obligations, and duties under the Agreement or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Servicer’s obligations and duties under the Agreement.

Evidence as to Compliance

The Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance by the servicing function participant on a platform level basis and will identify any material instances of noncompliance.

The Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Master Servicer, the Depositor and the Securities Administrator, on or before a specified date in March of each year beginning in 2008, of a separate annual statement of compliance from each servicer, as described in item 1123 of Regulation AB to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Securities Administrator at its Corporate Trust Office. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required by Regulation AB.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This discussion has been prepared with the advice of Thacher Proffitt & Wood LLP, counsel to the Depositor. This discussion is directed solely to certificateholders that hold the Offered Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the “Code”) and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any real estate mortgage investment conduit or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Offered Certificates. See “State and Other Tax Consequences” herein. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. For purposes of this section, “Certificateholder” and “Holder” are defined as the beneficial owner of an Offered Certificate.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the “OID Regulations”), and in part upon Sections 860A 860G of the Code (the “REMIC Provisions”) and the Treasury regulations issued thereunder (the “REMIC Regulations”).

Classification of the REMICs

Upon the issuance of the Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, each of the designated portions of the Trust to be elected to be treated as a “REMIC” will qualify as a real estate mortgage investment conduit (“REMIC”) under the Code. For federal income tax purposes, (a) the separate certificated or non-certificated regular interests in each REMIC will be the “regular interests” in such REMIC, (b) a Residual Certificate (or a “residual interest” represented thereby) will represent the sole class of “residual interests” in each REMIC and (c) the Offered Certificates and the Class CE Certificates (exclusive of any right of the holders of such certificates to receive payments from or any obligation to make payments to the Available Funds Shortfall Reserve Fund in respect of Available Funds Shortfall Amounts) will evidence the “regular interests” in a REMIC and will be generally treated as representing ownership of debt instruments of such REMIC.

If an entity electing to be treated as a REMIC, such as the Trust, fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related interest in such entity may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for such status are not satisfied. The Agreement will include provisions with respect to the Trust designed to maintain each REMIC’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any REMIC as a REMIC will be inadvertently terminated.

For purposes of this discussion, the Offered Certificates will be referred to as the “REMIC Regular Certificates”, and the Residual Certificates will be referred to as the “REMIC Residual Certificates”.

Characterization of Investments in REMIC Regular Certificates

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC and the right to receive payments in respect of Available Funds Shortfall Amounts (“Carryover Amounts”). The Offered Certificates shall be referred to as the “Carryover Certificates”. The Available Funds Shortfall Reserve Fund (the “Reserve Fund”) is not an asset of any REMIC.

The treatment of amounts received by a holder of a Carryover Certificate under that certificateholder’s right to receive a Carryover Amount will depend on the portion, if any, of the certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments in respect of Carryover Amounts in accordance with the relative, fair market values of each property right. The Agreement will provide that the Securities Administrator is required to treat payments made to the holders of the Carryover Certificates with respect to a Carryover Amount as includible in income based on the regulations relating to notional principal contracts. Other characterizations of the right to receive Carryover Amounts are possible, such as a partnership interest, that could affect the timing or character of any income related to such rights and cause any such payments to be subject to withholding tax for non-U.S. certificateholders. The discussion below assumes that the rights with respect to Carryover Amounts are correctly characterized as notional principal contract rights.

The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the right to receive payments in respect of the Carryover Amounts may be treated as having more than an insignificant value. Information regarding such amounts will be available from the Securities Administrator upon request. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments in respect of Carryover Amounts. If an argument of this kind were to be sustained, the Carryover Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC Regular Interest and the right to receive payments in respect of Carryover Amounts as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Carryover Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Carryover Certificates will be unable to use the integration method provided for under these regulations with respect to the Carryover Certificates. Ownership of the right to Carryover Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to Carryover Amounts under the regulations relating to notional principal contracts if this right is treated as a “Notional Principal Contract.”

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Although not clear, net income or a net deduction with respect to any Carryover Amount should be treated as ordinary income or as an ordinary deduction.

Because a beneficial owner of any Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Carryover Amount would be subject to limitations.

In the event that a Carryover Certificateholder’s right to receive Carryover Amounts is characterized as a Notional Principal Contract, upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling of a Carryover Certificateholder’s right to receive payments in respect of the Carryover Amounts would be considered a “termination payment” under the regulations relating to Notional Principal Contracts allocable to the related Carryover Certificate. A Carryover Certificateholder will have gain or loss from a termination of the right to receive payments in respect of Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Carryover Certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of Carryover Amounts.

Gain or loss realized upon the termination of the right to receive payments in respect of Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

This paragraph applies to the Carryover Certificates exclusive of any rights to receive payments in respect of Carryover Amounts. The REMIC Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the REMIC Regular Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code to the extent that the REMIC Regular Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. Moreover, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, as mentioned above, no portion of a Carryover certificateholder’s basis or income allocable to the right to receive Carryover Amounts will qualify for such treatment. As a result, those certificates generally may not be suitable investments for inclusion in another REMIC. The holders of the REMIC Regular Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Carryover Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments in respect of Carryover Amounts. The value of the right to receive any Carryover Amount is a question of fact which could be subject to differing interpretations. Because Carryover Amounts are treated as a separate right of the Carryover Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect of Carryover Amounts will not be qualifying real estate income for real estate investment trusts.

The assets of REMIC I will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the Certificates and property acquired by foreclosure held pending sale. It is unclear whether property acquired by foreclosure held pending sale would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

Taxation of Owners of REMIC Regular Certificates

General. The discussion in this area addresses the taxation of the Offered Certificates exclusive of any rights with respect to Carryover Amounts. Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by a REMIC and not as ownership interests in such REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the REMIC Regular Certificates. Prospective purchasers of the REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Each class of Offered Certificates will be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Holders of Certificates having original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments having original issue discount. Regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to the Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates, and that adjustments must be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the “Committee Report”) accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to the REMIC Regular Certificates must be the same as that used in pricing the initial offering of the REMIC Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and amortizable premium, if any, for federal income tax purposes (the “Pricing Assumption”) will be a Prepayment Assumption of 100%. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such Class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than “qualified stated interest.” “Qualified stated interest” includes interest that is unconditionally payable at least annually at a single fixed rate or at certain variable rates.

In addition, because accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. Information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Pricing Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates Market Discount” below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Pricing Assumption and (ii) using a discount rate equal to the original yield to maturity of such Certificate. For these purposes, the original yield to maturity of the REMIC Regular Certificate will be calculated based on its issue price and assuming that distributions on such Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Pricing Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its “adjusted issue price,” in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

The OID Regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which are required under the Agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the Pricing Assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of such a REMIC Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the REMIC in preparing reports to the certificateholders and the IRS. Prospective purchasers of the REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a REMIC Regular Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates Premium” below. Each of these elections to accrue interest, discount and premium with respect to a REMIC Regular Certificate on a constant yield method or as interest would be irrevocable.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Pricing Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates Original Issue Discount” above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Pricing Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

Because the REMIC Regular Certificates provide for monthly distributions of principal throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code, a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certain certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption such as the Pricing Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

Realized Losses. Under Section 166 of the Code, both corporate holders of REMIC Regular Certificates and noncorporate holders of REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans that are allocable to such Certificates. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with its trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder’s Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to a default or delinquency on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of Offered Certificates

Any sale of a Certificate must be treated as the sale of a REMIC regular interest and the sale of the separate contractual rights representing the Carryover Amounts. Gain or loss attributable to the sale of the separate contractual rights should be capital. The remainder of this discussion relates to the Offered Certificates exclusive of any rights with respect to Carryover Amounts.

If an Offered Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium.

Except as provided below, any such gain or loss will be capital gain or loss provided such Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code. Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Pricing Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Certificate was held by such holder, reduced by any market discount included in income under the rules described above under “Taxation of Owners of REMIC Regular Certificates Market Discount” and “Premium” herein.

The REMIC Regular Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires a Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the Residual certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual certificateholder’s adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions” (a “Prohibited Transactions Tax”). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. Net gain on the sale of the assets of the REMIC pursuant to a qualified liquidation is not subject to a Prohibited Transactions Tax. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a “Contributions Tax”). The Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on any REMIC will be borne by the Subservicer, the Servicer or the Securities Administrator, as applicable, in each case out of its own funds, provided that Subservicer, the Servicer or the Securities Administrator, as applicable, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Servicer’s, or the Securities Administrator’s obligations, as the case may be, under the Agreement and in respect of compliance with then applicable law. Any such tax not borne by Subservicer, the Servicer or the Securities Administrator, as applicable, will be charged against the Trust Fund.

Termination

Each of the REMICs constituting the Trust Fund will terminate immediately after the Distribution Date following receipt by the Trust Fund of the final payment in respect of the Mortgage Loans or upon a sale of the Trust Fund’s assets following the establishment by the Securities Administrator of a 90 day liquidation period for each such REMIC specifying the first day in the 90 day liquidation period in a statement attached to such REMIC’s final tax return. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a Residual Certificate, if the last distribution on such Residual Certificate is less than the Residual Certificateholder’s adjusted basis in such Residual Certificate, such Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

If a REMIC sells all of its assets pursuant to a qualified liquidation, the REMIC will not be subject to a Prohibited Transactions Tax on any gain received on such assets, but will recognize gain or loss on such sale that will be included in the computation of REMIC taxable income allocated to the related Residual Certificateholders for the calendar quarter in which such sale occurs. See “Prohibited Transactions and Other Possible REMIC Taxes” herein.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, each REMIC constituting the Trust Fund will be treated as a partnership and the related Residual Certificateholders will be treated as partners. The Securities Administrator will prepare REMIC federal income tax returns on behalf of each such REMIC, and will be designated and act as agent on behalf of the “tax matters person” with respect to each such REMIC in all respects. The “tax matters person” for each such REMIC will be the holder of Certificates evidencing the largest Percentage Interest in the Class of Residual Certificates constituting the sole class of “residual interests” in such REMIC.

As agent for the tax matters person, the Securities Administrator will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of each REMIC constituting the Trust Fund and the related Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. Residual Certificateholders will generally be required to report such REMIC items consistent with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the Securities Administrator, as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the related REMIC’s tax return may require a Residual Certificateholder to make corresponding adjustments on its return, and an audit of the related REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Certificateholder’s return. None of the REMICs constituting the Trust Fund will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any such REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Securities Administrator, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue prices of the REMIC Regular Certificates at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the Securities Administrator will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “Taxation of Owners of REMIC Regular Certificates Market Discount” herein.

The responsibility for complying with the foregoing REMIC reporting rules will be borne by the Securities Administrator.

Backup Withholding with Respect to the Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of the Certificates, may be subject to the “backup withholding tax” under Section 3406 if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in the Certificates

A REMIC Regular certificateholder that is not a “United States Person” (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder). For these purposes, “United States Person” means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code) and which was treated as a United States Person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described under “Certain Federal Income Tax Consequences” herein, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements prepared by the Securities Administrator and distributed to the certificateholders, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriter by McKee Nelson LLP.

LEGAL PROCEEDINGS

Other than as otherwise disclosed in this free writing prospectus, there are no material legal proceedings pending against the Sponsor, the Depositor, the Securities Administrator, the Trustee, the Issuing Entity, the Master Servicer, the Servicer, any Subservicer, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Depositor, the Issuing Entity and the Servicer are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the Issuing Entity or the Servicer and any of the Trustee, the Securities Administrator, the Underwriter, the Master Servicer and any Subservicer. There are no affiliations among the Master Servicer, the Underwriter, any Subservicer or the Trustee. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody’s and S&P.

Class	Moody’s Rating	S&P Rating	Class	Moody’s Rating	S&P Rating
A-1	Aaa	AAA	M-4	Aa2	A+
A-2	Aaa	AAA	M-5	Aa3	A
A-3	Aaa	AAA	M-6	A1	A-
M-1	Aaa	AA+	M-7	A2	BBB+
M-2	Aa1	AA	M-8	A3	BBB
M-3	Aa1	AA-	M-9	Baa1	BBB-

The ratings of S&P and Moody’s assigned to mortgage backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled other than Available Funds Shortfall Amounts. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage backed pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

In addition, the ratings by S&P and Moody’s do not address the likelihood of the receipt of any amounts in respect of Available Funds Shortfall Amounts.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute “mortgage related securities” for purposes of SMMEA. The Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Certificates, and the restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision (“OTS”), and the National Credit Union Administration (“NCUA”) have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement (the “1998 Policy Statement”) applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, before purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

On December 1, 1998, the OTS issued Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is applicable to thrift institutions regulated by the OTS. TB 13a has an effective date of January 1, 1999. One of the primary purposes of TB 13a is to require thrift institutions, before taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, the Certificates would likely be viewed as “complex securities.” The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

ERISA CONSIDERATIONS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements discussed in Section 4975(e)(1) of the Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (collectively, “Plans”).

The purchase and holding of the Offered Certificates by or on behalf of, or with the assets of, a Plan may qualify for exemptive relief under an administrative exemption issued by the Department of Labor to the Underwriter and amended by PTE 2007-05 (the “Underwriter’s Exemption”).

The Underwriter’s Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Offered Certificates be rated at least “BBB-” (or its equivalent) by Fitch, Moody’s, S&P, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS Inc.) (collectively, the “Exemption Rating Agencies”) at the time of the Plan’s purchase and that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Underwriter’s Exemption will be satisfied with respect to the Certificates. See “ERISA Considerations” in the base prospectus.

The mortgage loans represented by the Offered Certificates provide for negative amortization. Consequently, it is conceivable that, after the closing date, some of the loans could, due to negative amortization of the mortgage loans, have loan-to-value ratios that exceed 100%, but not 125%. The probability that such a result would occur, however, has been determined to be an immaterial level.

Each beneficial owner of a Class M Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such certificate in reliance on the Underwriter’s Exemption, it is an “accredited investor” within the meaning of the Underwriter’s Exemption and that it understands that there are certain conditions to the availability of the Underwriter’s Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by at least one of the Exemption Rating Agencies, or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, the securities administrator, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Underwriter’s Exemption or any other exemption and the potential consequences in their specific circumstances, before making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any certificate to a Plan is in no respect a representation by the depositor, the trustee, the securities administrator, the master servicer or the underwriter that such an investment meets all the relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to certificateholders.

GLOSSARY

Accrual Period— For any class of Class A Certificates and Class M Certificates, (i) with respect to the distribution date in June 2007, the period commencing on the Closing Date and ending on the day preceding the distribution date in June 2007, and (ii) with respect to any distribution date after the distribution date in June 2007, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date. Calculations of interest on the Class A Certificates and Class M Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Adjusted Cap Rate— For any Distribution Date, the excess of

•	the related Available Funds Cap Rate for that Distribution Date, over

•
a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period, and (b) the amount of Net Deferred Interest for the Mortgage Loans for that Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Agreement— The pooling and servicing agreement, dated as of May 1, 2007, among Alliance Securities Corp., as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, Alliance Bancorp, as Servicer, GMAC Mortgage, LLC as backup servicer, and Deutsche Bank National Trust Company, as Trustee.

Allocated Realized Loss Amount— With respect to any class of Class A-2, Class A-3 and Class M Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date, minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

Available Funds Cap Rate—With respect to the Class A Certificates and Class M Certificates and any distribution date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the mortgage loans, weighted on the basis of the outstanding Stated Principal Balances of the mortgage loans as of the first day of the month preceding the month in which such distribution date occurs (adjusted to reflect certain unscheduled principal payments made thereafter during the related Prepayment Period). The Available Funds Cap Rate will be adjusted for the Class A Certificates and Class M Certificates to an effective rate reflecting the accrual of interest on an actual/360 basis.

Available Funds Shortfall Amount— On any distribution date, the sum of (i) if the Pass-Through Rate for any Class A Certificates and Class M Certificates is limited to the Available Funds Cap Rate, the excess of (a) the amount of interest such Class A Certificates and Class M Certificates would have been entitled to receive on such distribution date if such Available Funds Cap Rate would not have been applicable to such certificates over (b) the amount of interest accrued on such Certificates at such Available Funds Cap Rate and (ii) any Available Funds Shortfall Amounts from the prior distribution date not previously distributed together with interest thereon at the related Pass-Through Rate for the most recently ended Accrual Period.

Available Funds Shortfall Reserve Fund— A reserve fund established by the Securities Administrator for the benefit of the holders of the Class A Certificates and Class M Certificates.

Available Distribution Amount— For any distribution date, an amount equal to the amount received by the Securities Administrator and available in the Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the mortgage loans received or advanced that were due during the related Due Period and (2) full and partial principal prepayments received during the related Prepayment Period and any other unscheduled payments and receipts, prepayment charges, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, received during the related prior calendar month, in each case net of amounts reimbursable therefrom to the Securities Administrator, the Master Servicer, the Servicer, the Trustee, the Custodian and the Subservicer and reduced by the Master Servicing Fee and the Servicing Fee for the related Due Period.

Basic Principal Distribution Amount— With respect to any distribution date, the excess of (i) the excess, if any, of the Principal Remittance Amount for such distribution date over an amount equal to the Deferred Interest that accrued on the mortgage loans for the related Due Period over (ii) the Overcollateralization Release Amount, if any, for such distribution date.

Book-Entry Certificates— Each class of the Offered Certificates for so long as they are issued, maintained and transferred at the DTC.

Certificate Account— An eligible account established by the Securities Administrator pursuant to the Agreement.

Certificate Margin— The Certificate Margin for the Class A Certificates and Class M Certificates shall be:

Certificate Margin

Class	(1)	(2)
A-1	[_._]%	[_._]%
A-2	[_._]%	[_._]%
A-3	[_._]%	[_._]%
M-1	[_._]%	[_._]%
M-2	[_._]%	[_._]%
M-3	[_._]%	[_._]%
M-4	[_._]%	[_._]%
M-5	[_._]%	[_._]%
M-6	[_._]%	[_._]%
M-7	[_._]%	[_._]%
M-8	[_._]%	[_._]%
M-9	[_._]%	[_._]%
______
(1) Initially. (2) On and after the Step-Up Date as described in this free writing prospectus

Certificate Principal Balance— With respect to any Offered Certificate as of any date of determination, an amount equal to the sum of (x) any Net Deferred Interest allocated thereto on the related Distribution Date and all previous Distribution Dates and (y) the initial Certificate Principal Balance of that Certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that Certificate and (b) any reductions in the Certificate Principal Balance of that Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this free writing prospectus, provided, however, that the Certificate Principal Balance of any Offered Certificate outstanding with the highest payment priority to which Realized Losses have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate.

Class A Certificates— The Class A-1, Class A-2 and Class A-3 Certificates.

Class A Principal Distribution Amount— For any distribution date will equal the excess of (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over (2) the lesser of (x) (i) on any distribution date on or after the Stepdown Date and prior to the distribution date in June 2013, approximately 49.625% of aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period or (ii) on or after the distribution date in June 2013, approximately 59.700% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (y) the Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M Certificates— The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Code— The Internal Revenue Code of 1986.

Compensating Interest— With respect to any distribution date, any payments made by the Servicer from its own funds, or the Subservicer on its behalf, to cover Prepayment Interest Shortfalls, which shall be equal to the lesser of the Servicing Fee and for such Due Period, and the Prepayment Interest Shortfall for such distribution date.

Credit Score— A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Cut-off Date— May 1, 2007.

Cut-off Date Balance— The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Deferred Interest — With respect to each Mortgage Loan and each related Due Period, the excess, if any, of:

•	the amount of interest accrued on such mortgage loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

•	the monthly payment paid for such Due Period.

Determination Date— With respect to any distribution date, the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date— With respect to each mortgage loan, the first day of the month, or as otherwise described in the related mortgage note.

Due Period— With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Distribution Amount— With respect to any distribution date, is the lesser of (x) the Overcollateralization Deficiency Amount for such distribution date and (y) the Net Monthly Excess Cashflow Amount for such distribution date.

Exemption— Prohibited Transaction Exemption 90-30, as amended.

Final Disposition— With respect to a defaulted mortgage loan, when a determination is made by the Servicer, or the Subservicer on its behalf, that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer or Subservicer, as applicable, reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Interest Funds— For any distribution date are equal to:

•	the Interest Remittance Amount for that distribution date, plus

•	the lesser of the aggregate Deferred Interest that accrued on the mortgage loans for the related Due Period and the Principal Remittance Amount for the distribution date.

Interest Remittance Amount— For any distribution date, that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced with respect to the mortgage loans.

IRS— The Internal Revenue Service.

LIBOR Business Day— A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Determination Date— With respect to each distribution date, the second LIBOR Business Day immediately preceding the commencement of the related Accrual Period.

Master Servicer— Wells Fargo Bank, N.A., in its capacity as Master Servicer under the Agreement.

Master Servicing Fee— With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such mortgage loan for the calendar month preceding the month in which the payment is due. The Master Servicing Fee consists of servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

Master Servicing Fee Rate— On each mortgage loan, a rate equal to 0.0125% per annum.

Monthly Interest Distributable Amount— For any distribution date and each class of Class A Certificates and Class M Certificates, is the excess of (x) the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such distribution date over (y) over the Net Deferred Interest, if any, allocated to that class for such distribution date; in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Subservicer or Servicer and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of Class A Certificates and Class M Certificates as described under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Class A Certificates and Class M Certificates” in this free writing prospectus).

Moody’s— Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement— The Mortgage Loan Purchase Agreement among the Sponsor, as seller and the Depositor, whereby the mortgage loans are being sold to the Depositor.

Net Deferred Interest — With respect to each distribution date, the excess, if any, of:

•	the Deferred Interest that accrued on the mortgage loans as described above, over

•	the Principal Remittance Amount for that distribution date.

Net Monthly Excess Cashflow— For any distribution date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Interest Funds for such distribution date over (y) the aggregate Monthly Interest Distributable Amount for the Class A Certificates and Class M Certificates and any Unpaid Interest Shortfall Amount for the Class A Certificates, in each case for such distribution date.

Net Mortgage Rate— On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate and (2) the Servicing Fee Rate for the related Due Period.

Offered Certificates— The Class A Certificates and the Class M Certificates.

OID Regulations— Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

One-Month LIBOR— The London interbank offered rate for one-month United States dollar deposits, determined as described in “Description of the Certificates—Calculation of One-Month LIBOR for the Class A Certificates and Class M Certificates” in this free writing prospectus.

Originators— Alliance Bancorp and Alliance Bancorp Inc. (formally known as United Financial Mortgage Corp.)

Overcollateralization Deficiency Amount— With respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such distribution date), but prior to the application of any Applied Realized Loss Amount.

Overcollateralization Floor — With respect to any distribution date, approximately 0.50% of the Cut-off Date Balance.

Overcollateralization Release Amount— With respect to any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the excess, if any, of the Principal Remittance Amount for such distribution date over an amount equal to Deferred Interest that accrued on the mortgage loans for the related Due Period and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (assuming that 100% of the Principal Remittance Amount, less Deferred Interest, is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date. With respect to any distribution date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Overcollateralization Target Amount— With respect to any distribution date (a) prior to the Stepdown Date an amount equal to 3.80% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date and (b) on or after the Stepdown Date, the greater of (i) (x) for any distribution date on or after the Stepdown Date but prior to the distribution date in June 2013, an amount equal to 9.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date and (y) for any distribution date on or after the Stepdown Date and on or after the distribution date in June 2013, an amount equal to 7.60% of the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the same as the Overcollateralization Target Amount for the previous distribution date.

Overcollateralized Amount— For any distribution date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period exceeds (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates as of such distribution date (after giving effect to distributions of principal to be made on such distribution date).

P&I Advance— The aggregate of all scheduled minimum payments, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Determination Date.

Pass-Through Rate— With respect to any distribution date and the Class A Certificates and Class M Certificates, the lesser of (x) One-Month LIBOR plus the related Certificate Margin and (y) the Available Funds Cap Rate.

Plan— Any employee benefit plan subject to Part 4 of Title I of ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

Plan Assets— The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

Prepayment Assumption— A constant prepayment rate of 25%.

Prepayment Interest Excess— With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

Prepayment Interest Shortfalls— With respect to any distribution date, the aggregate shortfall, if any, in (i) collections of interest resulting from full principal prepayments on the mortgage loans received during the related Prepayment Period, prior to the Due Date in such Prepayment Period and (ii) collections of interest resulting from partial principal prepayments on the mortgage loans received during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the Due Date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.

Prepayment Period— With respect to any distribution date, and (a) prepayments in full, is the period between the 16th of the month of the prior distribution date and the 15th of the current month, except the initial prepayment period will run from May 1 through June 15, and (b) prepayments in part, is the prior calendar month preceding such distribution date.

Principal Distribution Amount— For any distribution date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

Principal Remittance Amount— For any distribution date, the sum of the following from the Available Distribution Amount:

(1) the principal portion of all scheduled monthly payments on the mortgage loans due on the related Due Date, to the extent received or advanced;

(2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

(3) the principal portion of full and partial prepayments received during the related Prepayment Period and the principal portion of all other unscheduled collections received during the preceding calendar month, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries, in each case to the extent applied as recoveries of principal.

Rating Agencies— S&P and Moody’s.

Realized Loss—The excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the subservicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of the any class of certificates on any distribution date.

Record Date— For each distribution date and the Class A Certificates and Class M Certificates, so long as such Certificates are Book-Entry Certificates, the business day prior to such distribution date. With respect to any Class A Certificates and Class M Certificates which are not Book-Entry Certificates, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Reference Banks— Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBOR01 Page on the applicable LIBOR Determination Date, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

Relief Act— The Servicemembers Relief Act, as amended, and similar legislation or regulations.

REMIC— A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

Relief Act Shortfall— For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Reserve Interest Rate— With respect to any LIBOR Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

Residual Certificates— The Class R-X Certificates and the Class R Certificates.

Reuters Screen LIBOR01 Page— The display page so designed on the Reuters Monitor Money Rates service (or any other page as may replace that page on such service for the purpose of displaying the London interbank offered rate of major banks).

Rules— The rules, regulations and procedures creating and affecting DTC and its operations.

Senior Credit Enhancement Percentage — For any distribution date after the Stepdown Date is the percentage equivalent of a fraction, the numerator of which is equal to (a) the excess of (i) the aggregate Stated Principal Balance of the mortgage loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (ii) (1) before the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero, the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Principal Distribution Amount for such distribution date), or (2) after such time, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding (after taking into account distribution of the Principal Distribution Amount for such distribution date) and the denominator of which is equal to (b) the aggregate Stated Principal Balance of the mortgage loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period).

Servicing Fee— With respect to each mortgage loan, accrued interest at the Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The Servicing Fee consists of servicing and other related compensation payable to the Servicer.

Servicing Fee Rate— On each mortgage loan, a rate equal to 0.375% per annum.

S&P— Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Sponsor— Alliance Bancorp, in its capacity as seller under the Mortgage Loan Purchase Agreement.

Stated Principal Balance— With respect to any mortgage loan and any distribution date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) plus any Deferred Interest added to the balance of such mortgage loan less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Step-Up Date— The distribution date immediately following the first distribution date in which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the Cut-off Date Balance.

Stepdown Date— The earlier of (i) the first distribution date immediately following the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in June 2010 and (y) the first distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to (a) on any distribution date prior to the distribution date in June 2013, approximately 49.625% and (b) on any distribution date on or after the distribution date in June 2013, approximately 59.700%, in each case, on any of the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period.

Stepdown Target Subordination Percentage— For each class of Subordinate Certificates, the respective percentages indicated in the following table:

	Stepdown Target Subordination Percentage on or After the Stepdown Date and Prior to June 2013 (approximate)	Stepdown Target Subordination Percentage on or After June 2013 (approximate)
Class M-1	35.250%	28.200%
Class M-2	26.500%	21.200%
Class M-3	24.000%	19.200%
Class M-4	20.000%	16.000%
Class M-5	17.625%	14.100%
Class M-6	16.000%	12.800%
Class M-7	13.625%	10.900%
Class M-8	12.000%	9.600%
Class M-9	9.500%	7.600%

Subordinate Certificates— The Class M Certificates.

Subordinate Class Principal Distribution Amount: For any class of Subordinate Certificates and any distribution date, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for such distribution date), (b) the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for such senior class(es) of Certificates for such distribution date) and (c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to such distribution date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (b) the aggregate Stated Principal Balance of the mortgage loans for such distribution date minus the Overcollateralization Floor; provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such distribution date, that class will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

Subsequent Recoveries— Any liquidation proceeds (net of amounts owed to the Master Servicer or any subservicer with respect to the related mortgage loan) received after the final liquidation of a mortgage loan. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following distribution date and distributed in accordance with the priorities described in this free writing prospectus. In addition, after giving effect to all distributions on a distribution date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Class A-2, Class A-3 and Class M Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Class A-2, Class A-3 and Class M Certificates will be increased by the same amount. Thereafter, such class or classes of Class A-2, Class A-3 and Class M Certificates will accrue interest on the increased Certificate Principal Balance.

Subservicer— GMAC Mortgage, LLC.

Trigger Event— A Trigger Event is in effect with respect to any distribution date with respect to the mortgage loans if:

(1) the average two month rolling percentage obtained by dividing (x) aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure, mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity, and mortgage loans discharged due to bankruptcy and REO Properties) by (y) the aggregate Stated Principal Balance of the mortgage loans as of the first day of the related Due Period, equals or exceeds (i) on or after the Stepdown Date and prior to the distribution date in June 2013, 13.90% multiplied by the Senior Credit Enhancement Percentage on the Class A Certificates or (ii) on or after the distribution date in June 2013, 17.37% multiplied by the Senior Credit Enhancement Percentage on the Class A Certificates; or

(2) the cumulative amount of Realized Losses incurred on the mortgage loans from and including the Cut-off Date through the end of the calendar month immediately preceding such distribution date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the and of the prior calendar month) divided by the Cut-off Date Balance of the mortgage loans exceeds (i) approximately 0.65% with respect to the distribution date occurring in June 2009, plus an additional 1/12th of approximately 0.90% for each month thereafter up to and including the distribution date in May 2010, (ii) approximately 1.55% with respect to the distribution date occurring in June 2010, plus an additional 1/12th of approximately 1.25% for each month thereafter up to and including the distribution date in May 2011, (iii) approximately 2.80% with respect to the distribution date occurring in June 2011, plus an additional 1/12th of approximately 1.25% for each month thereafter up to and including the distribution date in May 2012, (iv) approximately 4.05% with respect to the distribution date occurring in June 2012, plus an additional 1/12th of approximately 1.55% for each month thereafter up to and including the distribution date in May 2013, (v) approximately 5.60% with respect to the distribution date occurring in June 2013, plus an additional 1/12th of approximately 0.60% for each month thereafter up to and including the distribution date in May 2014, (vi) approximately 6.20% with respect to any distribution date occurring in June 2014 and thereafter.

Trustee— Deutsche Bank National Trust Company.

Underwriter— Barclays Capital Inc.

Unpaid Interest Shortfall Amount— For each class of Class A Certificates and Class M Certificates and any distribution date the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for such distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for the immediately preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such distribution date, plus interest on the amount of Unpaid Interest Shortfall Amount due but not paid on the certificates of such class on the immediately preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Alliance Securities Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1 Class A Certificates and Class M Certificates (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the free writing prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

STATIC POOL INFORMATION

Regulation AB Static Pool Report
Option ARM Vintage Data

ORIGINAL LOAN CHARACTERISTICS
LOAN INFORMATION	Origination Month	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07
	Original Count	147	164	265	320	461	555	656	708	977	824	784	581	468.00
	Original Pool Balance	66,955,100.00	70,790,900.00	119,269,186.00	134,251,517.00	199,435,882.00	228,805,935.00	278,190,376.00	300,882,098.00	390,710,178.00	335,354,955.00	325,233,011.00	236,378,925.50	182,216,200.00
LOAN CHARACTERISTICS (AT ORIGINATION)	Average Initial Loan Balance	455,476.87	431,651.83	450,072.40	419,535.99	432,615.80	412,262.95	424,070.70	424,974.71	399,908.06	406984.17	414,838.02	406,848.41	389,350.85
	Weighted Average Mortgage Interest Rate	1	1	1	1	1	1	1	1	1	1	1	1	1
	Minimum Interest Rate	1	1	1	1	1	1	1	1	1	1	1	1	1
	Maximum Interest Rate	1.5	1.5	3	2.5	3.75	3.75	3.25	3.75	4.5	4.62	4.49	3.99	4.99
	Weighted Average Original Term	360	360	360	361	363	361	361	360	362	361	360	360	360
	Weighted Average Remaining Term	351	352	353	355	358	356	357	358	360	361	360	360	360
	Weighted Average Loan-To-Value	77	76	77	77	78	77	77	77	77	78	79	78	78
	Weighted Average Credit Scrore (non-zero)	687	688	683	688	686	688	682	680	679	676	680	675	679
	Minimum Credit Scrore (non-zero)	622	621	620	620	620	620	620	614	619	614	605	616	622
	Maximum Credit Scrore	797	813	798	810	802	806	811	816	811	814	810	809	807
	110 CAP %	100	100	98	86	80	85	87	94	94	97	99	91	87
	30/30	92.89	87.22	82.94	71.91	65.8	71.08	73.66	75.65	79.84	77.75	55.04	17.97	13.97
	40/30	7.11	12.78	14.67	12.12	10.74	11.63	12.14	15.75	11.44	15.37	13.87	6.07	7.08
	40/40	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.28	0.00	0
	1Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	24.78	60.7	63.17
	2Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	1.67	0.37
	3Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.04	1.52	0.34
	4Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.4	0.00
	5Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.33	0.42	0
	3 month Zero Payment	0.00	0.00	0.36	1.55	3.86	2.63	1.49	2.43	3.01	4.1	2.54	2.36	1.72
	115 CAP %	0	0	2	14	20	15	13	6	6	3	1	9	13
	30/30	0.00	0.00	2	13.25	16.32	13.8	11.87	5.99	4.65	2.63	0.44	1.9	0
	40/40	0.00	0.00	0.00	1.18	3.28	0.86	0.85	0.19	1.07	0.15	0.00	0.00	0.00
	1Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.14	2.1	2.66
	2Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.39	2.08
	3Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.33	1.72	4.56
	4Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.78	1.87
	5Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.58	1.75

	Prepayment Penalties %	99.22	100	100	94.34	95.17	95.68	96.28	98.97	98.12	98.37	96.93	98.81	98.98
	Balloon %	7.11	12.78	15.03	12.12	12.29	12.66	12.42	15.75	11.7	15.71	19.66	23.59	27.75
	Cashout %	68.06	75.85	70.43	74.04	69.2	66.98	68.09	71.87	67.21	62.97	54.73	66.13	70.3
	Primary Residence %	94.01	92.98	95.95	95.33	96.56	94.06	95.87	96.57	96.32	94.96	94.77	94.89	92.38

	Distribution by Interest Rate
	0-1%	94.86	94.29	95.43	88.1	79.74	81.26	84.21	89.65	87.44	86.18	80.78	64.65	52.43
	1-1.24%										0.06			0
	1.25-1.49%					2.75	3.64	5.75	2.83	2.03	0.75	0.04	6.39	14.46
	1.50-1.74%	5.14	5.71	3.88	5.72	6.18	3.5	2.84	2.06	2.77	5.84	6.18	8.45	7.82
	>=1.75%			0.69	6.19	11.33	11.6	7.2	5.47	7.76	7.17	13	20.51	25.29

	Geographics Concentration (states > 5%)
	State 1	CA - 80.01%	CA - 80.61%	CA - 84.43%	CA - 78.17%	CA - 80.38%	CA - 78.45%	CA - 77.17%	CA - 79.68%	CA - 77.19%	CA - 75.76%	CA - 78.55%	CA - 77.65%	CA - 73.13%
	State 2	HI - 10.69%	HI - 7.01%		HI - 6.18%		HI - 5.82%	HI - 6.17%	HI - 6.59%		FL - 5.01%
DELINQUENCY LOSS & PREPAYMENTS-JAN 07
GRAND TOTAL	Balance	45699887.48	62433096.13	106448630.38	127239043.43	193751438.00	210548058.16	180608824.64	267359427.56	379868668.15	282393789.91	217159969.63	158634232.09	182,216,200.00
	# of Accts	101	143	233	300	442	503	403	612	947	691	745	565	468.00
	% of Balance	100	100	100	100	100	100	100	100	100	100	100	100	100.00
CURRENT	Balance	40468751.48	58541670.85	97368631.77	117089900.77	175736737.82	192681147.76	168576867.92	253442673.25	354943133.87	256241010.46	215001246.80	158634232.09	56459000.00
	# of Accts	92	136	218	282	403	465	383	582	892	631	626	558	468.00
	% of Balance	88.55	93.77	91.47	92.02	90.7	91.51	93.65	94.94	93.77	90.74	99.01	100	100.00
30-59 DAYS	Balance	40468751.48	1365993.19	4750685.73	6577626.41	14396018.58	11518430.80	9506438.62	10383257.72	18177249.45	23635203.52	2158722.83	0.00	0.00
	# of Accts	5	3	8	13	31	24	16	23	42	55	113	7	0
	% of Balance	6.22	2.19	4.46	5.17	7.43	5.47	5.28	3.89	4.8	8.37	0.99	0.00	0.00
60-89 DAYS	Balance	1272642.12	0	4750685.73	2049362.00	960706.78	3295047.92	1015471.44	2344725.22	6748284.83	2517575.94	0.00	0.00	0.00
	# of Accts	2	0	3	2	3	7	1	5	13	5	6	0	0
	% of Balance	2.78	0	2.1	1.61	0.5	1.56	0.56	0.88	1.78	0.89	0.00	0.00	0.00
90+ DAYS	Balance	0	770661.75	238317.30	1140118.91	825912.06	1871674.28	1225336.81	1188771.37	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	1	1	2	1	4	2	2	0	0	0	0	0
	% of Balance	0	1.23	0.22	0.9	0.43	0.89	0.68	0.45	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	41741393.60	2136654.94	9739688.76	9767107.32	16182637.42	16685153.00	11747246.87	13916754.31	24925534.28	26152779.46	2158722.83	0	0.00
	# of Accts	7	4	12	17	35	35	19	30	55	60	119	7	0
	% of Balance	9.00	3.42	6.78	7.68	8.36	7.92	6.52	5.22	6.58	9.26	0.99	0	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	759703.12	1754770.34	1851223.55	382035.34	1832062.75	1181757.41	284709.84	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	3	3	1	4	3	1	0	0	0	0	0	0
	% of Balance	1.66	2.81	1.74	0.30	0.95	0.56	0.16	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	355358.47	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.78	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	3	6	4	7	7	8	5	6	8	0	1	0	0
	Balance of Accts Paid in Full	1269038.41	2765301.09	1889662.38	2236241.50	2611714.94	3145480.30	1679130.34	2226308.22	2653654.09	0.00	505225.53	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-DEC 06
GRAND TOTAL	Balance	46802204.26	64965198.09	107913634.40	129416606.65	195236328.21	212869826.29	181558439.39	268168060.66	380032472.76	281944753.12	310093976.81	230271189.91
	# of Accts	103	144	240	301	446	511	406	616	953	691	745	565
	% of Balance	100	100	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	43844030.88	61952235.27	104941476.27	126579293.18	192258122.80	210427803.41	179711628.83	264874866.04	378782057.48	281944753.12	310093976.81	182941739.41
	# of Accts	98	139	234	296	440	505	402	610	949	691	745	453
	% of Balance	93.68	95.36	97.25	97.81	98.47	98.85	98.36	98.77	99.67	100	100	100
30-59 DAYS	Balance	1847638.03	497077.78	669447.23	2150710.44	822592.87	863558.31	956631.19	2660022.94	1250415.28	0.00	0.00	0.00
	# of Accts	3	1	2	3	1	3	2	5	4	0	0	0
	% of Balance	3.95	0.77	0.62	1.66	0.42	0.41	0.52	0.99	0.33	0.00	0.00	0.00
60-89 DAYS	Balance	0.00	1047838.16	230603.80	686603.03	991204.41	787391.25	283572.25	633171.69	0.00	0.00	0.00	0.00
	# of Accts	0	2	1	2	2	2	1	1	0	0	0	0
	% of Balance	0.00	1.61	0.21	0.53	0.51	0.37	0.16	0.24	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	401671.84	606607.12	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	1	1	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.19	0.33	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	1847638.03	1544915.94	900051.03	2837313.47	1813797.28	2052621.40	1846810.56	3293194.63	1250415.28	0.00	0.00	0.00
	# of Accts	3	3	3	5	3	6	4	6	4	0	0	0
	% of Balance	3.95	2.38	0.83	2.19	0.93	0.97	1.01	1.23	0.33	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	1468046.87	2072107.09	0.00	1164408.12	389401.47	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	2	3	0	3	1	0	0	0	0	0	0
	% of Balance	0.00	2.26	1.92	0.00	0.6	0.18	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	1110535.34	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	2	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	2.37	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	2	1	7	1	4	8	3	4	6	0	0	0
	Balance of Accts Paid in Full	665005.19	442337.78	3096633.16	373947.75	1705584.67	3902627.97	1224914.13	1183307.25	719171.53	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-NOV 06
GRAND TOTAL	Balance	47302283.15	65162453.91	110576020.27	129296631.65	196199160.95	215922811.19	182051278.38	269322869.60	1250415.28	286272916.67	310081747.45
	# of Accts	109	146	243	306	451	517	409	624	955	691	745
	% of Balance	100	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	44875203.55	62655970.84	107028167.85	128431804.12	193099560.47	213036575.69	180601570.45	266726554.32	381374906.76	286272916.67	310081747.45
	# of Accts	104	142	236	303	443	509	406	618	951	691	745
	% of Balance	94.87	96.15	96.79	99.33	98.42	98.66	98.85	99.18	99.76	100	100
30-59 DAYS	Balance	1321038.25	1044236.12	1484222.80	684368.97	1639073.98	2098096.00	843100.81	1791115.62	928116.59	0.00	0.00
	# of Accts	3	2	4	2	4	6	2	4	4	0	0
	% of Balance	2.79	1.6	1.34	0.53	0.84	0.97	0.46	0.67	0.24	0.00	0.00
60-89 DAYS	Balance	0.00	867068.06	583879.62	0.00	687199.56	0.00	0.00	401199.66	0.00	0.00	0.00
	# of Accts	0	1	1	0	2	0	0	1	0	0	0
	% of Balance	0.00	1.33	0.53	0.00	0.35	0.00	0.00	0.15	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	400293.81	606607.12	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	1	1	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.19	0.33	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	1321038.25	1911304.18	2068102.42	684368.97	2326273.54	2498389.81	1449707.93	2192315.28	928116.59	0.00	0.00
	# of Accts	3	3	5	2	6	7	3	5	4	0	0
	% of Balance	2.79	2.93	1.87	0.53	1.19	1.16	0.79	0.82	0.24	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	595178.87	1479750.00	180458.56	773326.94	387845.69	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	1	2	1	2	1	0	0	0	0	0
	% of Balance	0.00	0.91	1.34	0.14	0.39	0.18	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	1106041.34	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	2	0	0	0	0	0	0	0	0	0	0
	% of Balance	2.34	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	4	2	3	5	5	6	3	5	2	0	0
	Balance of Accts Paid in Full	2377207.47	763622.91	1415200.66	1927729.98	2341396.44	2853029.91	1116335.06	2785307.91	630136.52	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-OCT 06
GRAND TOTAL	Balance	50553342.15	65689201.53	111557998.49	130733737.43	197776528.38	217961083.26	182460881.33	271060045.31	382609545.68	286375599.05
	# of Accts	111	148	248	308	455	520	410	624	955	691
	% of Balance	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	49451648.77	64232563.03	109502634.09	128594608.18	194808762.63	212100464.51	179876335.83	270221154.34	382609545.68	285825599.05
	# of Accts	109	146	245	303	447	510	406	622	955	691
	% of Balance	97.82	97.78	98.16	98.36	98.5	97.31	98.45	99.69	100	100
30-59 DAYS	Balance	0.00	863668.25	581713.69	1592116.19	815257.84	4157025.56	1216224.75	838890.97	0.00	0.00
	# of Accts	0	1	1	3	2	6	2	2	0	0
	% of Balance	0.00	1.31	0.52	1.22	0.41	1.91	0.67	0.31	0.00	0.00
60-89 DAYS	Balance	0.00	592970.25	454661.22	0.00	1053088.59	1371675.31	606607.12	0.00	0.00	0.00
	# of Accts	0	1	1	0	3	3	1	0	0	0
	% of Balance	0.00	0.9	0.41	0.00	0.53	0.63	0.33	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	367146.19	487512.91	331917.87	761713.62	0.00	0.00	550000.00
	# of Accts	0	0	0	1	1	1	1	0	0	1
	% of Balance	0.00	0.00	0.00	0.28	0.25	0.15	0.42	0.00	0.00	0.19
TOTAL DELINQUENT LOANS	Balance	0.00	1456638.50	1036374.91	1959262.38	2355859.34	5860618.74	2584545.49	838890.97	0.00	550000.00
	# of Accts	0	2	2	4	6	10	4	2	0	1
	% of Balance	0.00	2.21	0.93	1.50	1.19	2.69	1.42	0.31	0.00	0.19
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	1018989.50	179866.87	611906.41	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	1	1	2	0	0	0	0	0
	% of Balance	0.00	0.00	0.91	0.14	0.31	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	1101693.37	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	2	0	0	0	0	0	0	0	0	0
	% of Balance	2.18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	2	2	5	2	4	3	1	0	0	0
	Balance of Accts Paid in Full	737263.14	735047.14	2513742.06	645708.34	1563849.00	1535815.38	980006.94	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-SEP 06
GRAND TOTAL	Balance	51120111.55	66185893.19	113642163.20	130884023.73	198631883.75	218685014.36	185734585.38	270573955.20	382617578.57
	# of Accts	111	150	251	310	456	523	410	625	955
	% of Balance	100	100	100	100	100	100	100	100	100
CURRENT	Balance	49072771.52	65595116.44	111613948.99	128511545.16	194484741.98	216502160.78	184367354.82	270573955.20	382617578.57
	# of Accts	108	149	247	303	444	517	408	625	955
	% of Balance	96	99.11	98.22	98.19	97.91	99	98.52	100	100
30-59 DAYS	Balance	0.00	0.00	1013092.95	2193181.03	2592453.41	1852159.86	0.00	0.00	0.00
	# of Accts	0	1367230.56	3	5	7	5	0	0	0
	% of Balance	0.00	0.00	0.89	1.68	1.31	0.85	0.00	0.00	0.00
60-89 DAYS	Balance	349758.41	590776.75	1015121.25	179297.55	786851.39	330693.72	0	0.00	0.00
	# of Accts	1	1	1	2	3	1	0	0	0
	% of Balance	0.68	0.89	0.89	0.14	0.4	0.15	0	0.00	0.00
90+ DAYS	Balance	1697581.62	0.00	0.00	0.00	767836.97	0.00	1367230.56	0.00	0.00
	# of Accts	2	0	0	0	2	0	2	0	0
	% of Balance	3.32	0.00	0.00	0.00	0.39	0.00	0.48	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	2047340.03	590776.75	2028214.20	2372478.58	4147141.77	2182853.58	1367230.56	0.00	0.00
	# of Accts	3	1367231.56	4	7	12	6	2	0	0
	% of Balance	4.00	0.89	1.78	1.82	2.10	1.00	0.48	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	2	3	1	1	3	0	1	0
	Balance of Accts Paid in Full	0.00	590849.81	1766988.94	405587.66	367919.63	850684.84	0.00	499016.66	0.00
DELINQUENCY LOSS & PREPAYMENTS-AUG 06
GRAND TOTAL	Balance	50950052.27	66951289.86	114984062.49	130828671.46	198260920.92	218809971.27	182196804.09	275259111.84
	# of Accts	112	151	256	310	458	523	410	626
	% of Balance	100	100	100	100	100	100	100	100
CURRENT	Balance	48910509.33	65505513.48	111263750.18	128300675.55	194435091.44	218482318.62	180836075.72	275259111.84
	# of Accts	109	149	250	303	448	522	408	626
	% of Balance	96	97.84	96.76	98.07	98.07	99.85	99.52	100
30-59 DAYS	Balance	348427.94	1445776.37	3381781.06	2084481.06	2781167.39	327652.66	1360728.37	0.00
	# of Accts	1	2	5	6	7	1	2	0
	% of Balance	0.68	2.16	2.94	1.59	1.4	0.15	0.48	0.00
60-89 DAYS	Balance	1691115.00	0.00	338531.25	443514.84	1044662.09	0.00	0.00	0.00
	# of Accts	2	0	1	1	3	0	0	0
	% of Balance	3.32	0.00	0.29	0.34	0.53	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	2039542.94	1445776.37	3720312.31	2527995.90	3825829.48	327652.66	1360728.37	0.00
	# of Accts	3	2	6	7	10	1	2	0
	% of Balance	4.00	2.16	3.23	1.93	1.93	0.15	0.48	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	1	1	5	1	2	1	0	0
	Balance of Accts Paid in Full	245425.34	383024.38	2668677.09	299564.50	590849.81	375205.09	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-JUL 06
GRAND TOTAL	Balance	51021697.11	67121666.59	117236700.63	130677734.30	198528531.75	218489912.77	182173041.53
	# of Accts	112	152	257	312	460	524	410
	% of Balance	100	100	100	100	100	100	100
CURRENT	Balance	49336753.73	67121666.59	112898425.98	124139740.08	194241601.37	218489912.77	182173041.53
	# of Accts	110	152	248	296	450	524	410
	% of Balance	96.7	100	96.3	95	97.84	100	100
30-59 DAYS	Balance	1684943.37	0.00	4338274.66	6537994.22	4286930.37	0.00	0.00
	# of Accts	2	0	9	16	10	0	0
	% of Balance	3.3	0.00	3.7	5	2.16	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	1684943.37	0.00	4338274.66	6537994.22	4286930.37	0.00	0.00
	# of Accts	2	0	9	16	10	0	0
	% of Balance	3.30	0.00	3.70	5.00	2.16	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	1	2	1	0	0
	Balance of Accts Paid in Full	0.00	0.00	226484.16	889434.63	889434.63	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-JUN 06
GRAND TOTAL	Balance	50862904.00	67078739.77	117050482.77	131112747.24	198568131.70	223274674.16
	# of Accts	112	153	257	313	460	524
	% of Balance	100	100	100	100	100	100
CURRENT	Balance	50123264.75	66356258.52	117050482.77	131112747.24	198568131.70	223274674.16
	# of Accts	111	152	257	313	460	524
	% of Balance	98.55	98.92	100	100	100	100
30-59 DAYS	Balance	0.00	722481.25	0.00	0.00	0.00	0.00
	# of Accts	0	1	0	0	0	0
	% of Balance	0.00	1.08	0.00	0.00	0.00	0.00
60-89 DAYS	Balance	739639.25	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	0	0	0	0	0
	% of Balance	1.45	0.00	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	739639.25	722481.25	0.00	0.00	0.00	0.00
	# of Accts	1	1	0	0	0	0
	% of Balance	1.45	1.08	0.00	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	2.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	1	0	1	0	0
	Balance of Accts Paid in Full	0.00	393576.97	0.00	373765.31	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-MAY 06
GRAND TOTAL	Balance	50689125.54	67238513.99	116633508.74	131247064.04	198723172.08
	# of Accts	112	153	257	313	460
	% of Balance	100	100	100	100	100
CURRENT	Balance	48415824.91	67238513.99	116633508.74	131247064.04	198723172.08
	# of Accts	109	153	257	313	460
	% of Balance	95.52	100	100	100	100
30-59 DAYS	Balance	2273300.62	0.00	0.00	0.00	0.00
	# of Accts	3	0	0	0	0
	% of Balance	4.48	0.00	0.00	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	2273300.62	0.00	0.00	0.00	0.00
	# of Accts	3	0	0	0	0
	% of Balance	4.48	0.00	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	0	0	0
	Balance of Accts Paid in Full	0.00	0.00	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-APR 06
GRAND TOTAL	Balance	50559021.80	67037544.41	116382175.72	131349468.07
	# of Accts	112	153	257	313
	% of Balance	100	100	100	100
CURRENT	Balance	50559021.80	67037544.41	116382175.72	131349468.07
	# of Accts	112	153	257	313
	% of Balance	100	100	100	100
30-59 DAYS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	0	0
	Balance of Accts Paid in Full	0.00	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-MAR 06
GRAND TOTAL	Balance	50410171.95	66862012.30	116476438.66
	# of Accts	112	153	257
	% of Balance	100	100	100
CURRENT	Balance	49485381.08	66862012.30	116476438.66
	# of Accts	111	153	257
	% of Balance	98.17	100	100
30-59 DAYS	Balance	924790.87	0.00	0.00
	# of Accts	1	0	0
	% of Balance	1.83	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	924790.87	0.00	0.00
	# of Accts	1	0	0
	% of Balance	1.83	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00
	Net Losses	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	0
	Balance of Accts Paid in Full	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-FEB 06
GRAND TOTAL	Balance	50290162.08	66963035.22
	# of Accts	112	153
	% of Balance	100.00	100.00
CURRENT	Balance	50290162.08	66963035.22
	# of Accts	112	153
	% of Balance	100.00	100.00
30-59 DAYS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
60-89 DAYS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
90+ DAYS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00
	Loss Severity	0	0
	Net Losses	0.00	0.00
	Net Loss as % of OPB	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0	0
	Cumulative Loss Severity	0.00	0.00
	Cumulative Net Losses	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0
	Balance of Accts Paid in Full	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-JAN 06
GRAND TOTAL	Balance	50381951.81
	# of Accts	112
	% of Balance	100.00
CURRENT	Balance	50381951.81
	# of Accts	112
	% of Balance	100.00
30-59 DAYS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
60-89 DAYS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
90+ DAYS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
TOTAL DELINQUENT LOANS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
ASSETS IN BANKRUPTCY	Balance	0.00
	# of Accts	0
	% of Balance	0.00
ASSETS IN FORECLOSURE	Balance	0.00
	# of Accts	0
	% of Balance	0.00
ASSETS IN REO	Balance	0.00
	# of Accts	0
	% of Balance	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00
	Loss Severity	0.00
	Net Losses	0
	Net Loss as % of OPB	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00
	Cumulative Loss Severity	0.00
	Cumulative Net Losses	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0
	Balance of Accts Paid in Full	0.00

Alliance Securities Corp.
Depositor

$334,094,000
(Approximate)

Alliance Bancorp Trust 2007-OA1
Issuing Entity

Mortgage Backed Pass-Through Certificates
Series 2007-OA1

FREE WRITING PROSPECTUS

Barclays Capital Inc.

Underwriter

You should rely only on the information contained or incorporated by reference in this Free Writing Prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.